                                                                 EXHIBIT 10.DD.2




                          -----------------------------
                              AMENDED AND RESTATED
                                EL PASO AGREEMENT
                          -----------------------------



                       ORIGINALLY DATED AS OF MAY 9, 2000
                           AMENDED AND RESTATED AS OF
                        DECEMBER 15, 2000, JUNE 29, 2001,
                       NOVEMBER 7, 2001 AND JULY 19, 2002


                               TABLE OF CONTENTS

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SECTION 1 Defined Terms; Rules of Construction....................................................................1

         1.1.     Definitions.....................................................................................1

         1.2.     Use of Certain Terms............................................................................1

         1.3.     Accounting Terms................................................................................2

         1.4.     No Presumption Against Any Party................................................................2

         1.5.     Headings and References.........................................................................2

SECTION 2 Representations and Warranties..........................................................................2

         2.1.     Due Formation...................................................................................2

         2.2.     Authorization of Operative Documents............................................................3

         2.3.     Governmental Approvals..........................................................................3

         2.4.     Enforceability..................................................................................3

         2.5.     Accounts........................................................................................3

         2.6.     Compliance with Laws, Etc.......................................................................3

         2.7.     Litigation......................................................................................3

         2.8.     Taxes...........................................................................................4

         2.9.     Title to Property...............................................................................4

         2.10.    ERISA...........................................................................................4

         2.11.    Proceeds........................................................................................5

         2.12.    Investment Company; Holding Company.............................................................5

         2.13.    El Paso Parties.................................................................................5

         2.14.    Priority........................................................................................5

         2.15.    No Default......................................................................................5

         2.16.    Disclosure......................................................................................5
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
                                       II



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         2.17.    Representations of El Paso Parties..............................................................6

SECTION 3 Performance Guarantee and Indemnification...............................................................7

         3.1.     Subsidiary Guaranties...........................................................................7

         3.2.     General Indemnities.............................................................................9

         3.3.     Survival of Indemnification Obligations........................................................13

         3.4.     Limitations on Indemnification Obligations.....................................................13

         3.5.     Procedural Requirements........................................................................14

         3.6.     Limitation with Respect to Obligations Under Sponsor Credit Documents..........................16

         3.7.     Waiver of Fiduciary Duty.......................................................................17

SECTION 4 Payments...............................................................................................17

         4.1.     Payments.......................................................................................17

         4.2.     Taxes..........................................................................................17

SECTION 5 El Paso Covenants......................................................................................20

         5.1.     Separate Existence.............................................................................20

         5.2.     Affirmative Covenants..........................................................................25

         5.3.     Negative Covenants.............................................................................28

         5.4.     Reporting Requirements.........................................................................32

         5.5.     Restrictions on Material Subsidiaries..........................................................38

SECTION 6 Miscellaneous..........................................................................................38

         6.1.     Amendments.....................................................................................38

         6.2.     Addresses for Notices..........................................................................39

         6.3.     No Waiver; Cumulative Remedies.................................................................39

         6.4.     Waiver of Jury Trial...........................................................................39

         6.5.     Jurisdiction, Etc..............................................................................39

         6.6.     Assignment.....................................................................................40

         6.7.     Governing Law..................................................................................40
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

                                      III

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         6.8.     Counterparts...................................................................................40

         6.9.     Survival of Representations, Warranties and Indemnities; Entire Agreement......................40

         6.10.    Severability...................................................................................41

         6.11.    No Third-Party Beneficiaries...................................................................41

         6.12.    Obligations Absolute...........................................................................41

         6.13.    Waiver   ......................................................................................43

         6.14.    Subrogation....................................................................................43


EXHIBIT A                           DEFINITIONS

ANNEX I                             FINANCIAL MODEL

ANNEX II                            SUPPLEMENT TO FINANCIAL MODEL

SCHEDULE 2.8                        SPONSOR SUBSIDIARIES INCLUDED IN TAX RETURN

SCHEDULE 5.4(B)                     FORM OF OPERATING REPORT

                                EL PASO AGREEMENT

         EL PASO AGREEMENT, originally dated as of May 9, 2000, and amended and restated as of December 15, 2000, June 29, 2001, November 7, 2001 and July 19, 2002 (as amended, amended and restated, or otherwise modified from time to time, this "AGREEMENT"), by El Paso Corporation (formerly known as El Paso Energy Corporation), a Delaware corporation ("EL PASO"), in favor of Mustang Investors L.L.C., a Delaware limited liability company ("MUSTANG"), and the other Indemnified Persons (as defined below).

         PRELIMINARY STATEMENTS

         A. El Paso is, through one or more wholly owned subsidiaries, the owner of 100% of the member interests of each of Noric Holdings, Noric Holdings I, Noric Holdings III, Noric Holdings IV and Appaloosa. Appaloosa is the Clydesdale General Partner and controls Clydesdale. Noric Holdings and Noric Holdings I are Clydesdale Class A Limited Partners and Noric Holdings I is the Noric Class A Member. Clydesdale controls Noric. Noric is the Palomino Member and the Paso Fino Member. Noric controls Palomino and Paso Fino. Palomino is the Noric LP General Partner and controls Noric LP. Noric Holdings IV is the Lipizzan Limited Partner and the Lusitano Member and controls Lusitano. Lusitano is the Lipizzan General Partner and controls Lipizzan.

         B. El Paso, Appaloosa, Noric Holdings and Noric Holdings I desire Mustang to continue as a Clydesdale Class B Limited Partner in accordance with the Second Amended and Restated Partnership Agreement of Clydesdale Associates, L.P., dated as of May 9, 2000 and amended and restated as of December 15, 2000, June 29, 2001 and July 19, 2002 (as amended, amended and restated or otherwise modified from time to time, the "CLYDESDALE PARTNERSHIP AGREEMENT"), among Mustang, Appaloosa, Noric Holdings, Noric Holdings I and Clydesdale.

         C. Mustang is willing to continue as a member of Clydesdale only on the condition, among others, that El Paso provides certain assurances set forth in this Agreement.

         In consideration of the premises, and intending to be legally bound by this Agreement, El Paso agrees as follows:

                                   SECTION 1

                      DEFINED TERMS; RULES OF CONSTRUCTION

         1.1. Definitions. As used in this Agreement, capitalized terms defined in the preamble and other Sections of this Agreement and Exhibit A to this Agreement shall have the meanings set forth therein and capitalized terms used herein (including in the Preliminary Statements) but not otherwise defined herein shall have the meanings set forth in Exhibit A to the Clydesdale Partnership Agreement.

         1.2. Use of Certain Terms. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" mean "to but excluding". Unless the context of this Agreement requires otherwise, the plural includes the singular, the singular includes the plural, and "INCLUDING" has the meaning of "including without limitation". The words "HEREOF", "HEREIN", "HEREBY", "HEREUNDER", and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, or singular or plural, forms thereof, as the identity of the Person or Persons may require.

         1.3. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with, and certificates of compliance with financial covenants shall be based upon, GAAP applied consistently.

         1.4. No Presumption Against Any Party. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         1.5. Headings and References. Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, and Schedules and Exhibits to, this Agreement. Whether or not specified herein or therein, references to this Agreement and any other Operative Document include this Agreement and the other Operative Documents as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof as permitted by the Operative Documents. References to any other agreement or contact are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof (if applicable) and thereof. Whether or not specified herein, a reference to any law shall mean that law as it may be amended, modified or supplemented from time to time, and any successor law. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement, including
Section 6.6.

                                   SECTION 2

                         REPRESENTATIONS AND WARRANTIES

         El Paso hereby represents and warrants as of the Closing Date, each Capital Contribution Date, the Syndication Date, the Third Restatement Date and, with respect to Section 2.16 only, the date of any Offering Materials as follows:

         2.1. Due Formation. El Paso is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each El Paso Party (other than Clydesdale, Appaloosa, Noric or any Sponsor Subsidiary or any Subsidiary of any of the foregoing) (each such El Paso Party, other than those excluded in the immediately preceding parenthetical clause, a "RELEVANT EL PASO PARTY") is duly incorporated or formed, validly existing and in good standing in the jurisdiction of its incorporation or formation. Each of El Paso and the Relevant El Paso Parties possesses all corporate, limited liability company or other applicable Business Entity powers and other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

         2.2. Authorization of Operative Documents. The execution, delivery and performance by each of El Paso and the Relevant El Paso Parties of each Operative Document to which it is a party are within its applicable Business Entity powers, have been duly authorized by all necessary corporate, limited liability company or other applicable Business Entity action, and do not contravene (i) its Organizational Documents or (ii) any law or material contractual restriction binding on or affecting it.

         2.3. Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each of El Paso and the Relevant El Paso Parties of each Operative Document to which it is a party, except those necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with the ongoing obligations of El Paso under Sections 5.2 and 5.3 and of the Relevant El Paso Parties under the Operative Documents and to perfect security interests.

         2.4. Enforceability. Each Operative Document to which any of El Paso and the Relevant El Paso Parties is a party constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity.

         2.5. Accounts. The consolidated balance sheet of El Paso and its consolidated Subsidiaries as at December 31, 2001 and the related consolidated statements of income and cash flows of El Paso and its consolidated Subsidiaries for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, independent public accountants, fairly present the consolidated financial condition of El Paso and its consolidated Subsidiaries as at such date and the consolidated results of operations of El Paso and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 2001, there has been no material adverse change in such condition or operations.

         2.6. Compliance with Laws, Etc. Each of El Paso and the Relevant El Paso Parties is in compliance with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to so comply, individually or in the aggregate, would not in the reasonable judgment of El Paso be expected to result in a Material Adverse Effect.

         2.7. Litigation. There is no action, suit or proceeding pending, or to the knowledge of El Paso threatened, against or involving El Paso or any Relevant El Paso Party or Principal Subsidiary in any court, or before any arbitrator of any kind, or before or by any governmental body, which, in the reasonable judgment of El Paso (taking into account the exhaustion of all appeals), would have a Material Adverse Effect, or which purports to affect the legality, validity, binding effect or enforceability of any Operative Document.

         2.8. Taxes. El Paso, each Relevant El Paso Party and each Principal Subsidiary have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to file or pay which would have a Material Adverse Effect, unless and to the extent only that the same are being contested by any such Person in good faith and by appropriate proceedings. Each Sponsor Subsidiary that is eligible to be included in the U.S. federal income tax consolidated return of El Paso will elect to be so included. The Sponsor Subsidiaries listed on Schedule 2.8 hereto are included in the U.S. federal income tax consolidated return of El Paso.

         2.9. Title to Property. El Paso, each Relevant El Paso Party and each Principal Subsidiary have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of such Person as presently conducted or which are permitted by Section 5.3(a) and except that no representation or warranty is made with respect to Margin Stock.

         2.10. ERISA. (a) No ERISA Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an El Paso Event under clause
(g) of the definition thereof.

         (b) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in an aggregate liability that would exceed 10% of the Net Worth of El Paso.

         (c) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant s report with respect to such Plan has been prepared, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

         (d) Neither El Paso nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), would exceed 10% of the Net Worth of El Paso.

         (e) Neither El Paso nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, to become insolvent or to be terminated within the meaning of Title IV or ERISA, the effect of which reorganization, insolvency or termination would be the occurrence of an El Paso Event under clause (g) of the definition thereof.

         2.11. Proceeds. No proceeds of any Advance will be used to extend credit to others for the purpose of purchasing or carrying Margin Stock.

         2.12 Investment Company; Holding Company. (a) Neither El Paso nor any El Paso Party is an "investment company" within the meaning of the Investment Company Act of 1940.

         (b) Neither El Paso nor any El Paso Party is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

         2.13 El Paso Parties. (a) The Mustang El Paso Member is a wholly owned Subsidiary of El Paso.

         (b) Each Sponsor Subsidiary Member is an El Paso Company.

         (c) None of Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan, any Sponsor Subsidiary, any Intermediate Holder or any Underlying Business is:

         (i) a Principal Subsidiary, a Restricted Subsidiary or a Material Subsidiary; or

         (ii) directly owned by El Paso.

         2.14. Priority. The obligations of El Paso and any Affiliate of El Paso under or in respect of the El Paso Demand Loans, Affiliate Loans and interest on the A-Loans (including any guarantee by El Paso of El Paso Demand Loans and A-Loans made to Affiliates of El Paso pursuant to the El Paso Guaranty) rank in priority of payment pari passu with all other senior unsecured Debt of El Paso or such Affiliate of El Paso (as applicable).

         2.15. No Default. No Event of Default, Notice Event, Liquidating Event, Termination Event or Incipient Event has occurred and is continuing.

         2.16. Disclosure. With respect to the Closing Date, the Third Restatement Date, each Capital Contribution Date, the Syndication Date, each Acquisition/Accession Date or the date of any Offering Materials (each, a "RELEVANT DATE"), as the case may be:

         (a) Subject to the Disclosure Qualification, all information that has been made available to the Administrative Agent, CXC, the Lenders, the APA Purchasers and the Equity Investors (and the members of the Equity Investors or their agents (it being agreed that Citibank, N.A. and its Affiliates are not agents of the Equity Investors)) by El Paso or any of its directors, officers, employees, agents, advisors or representatives (all of the foregoing, collectively, "REPRESENTATIVES") prior to such Relevant Date in connection with the Operative Documents and the transactions contemplated by the Operative Documents, in each case taken as a whole and as modified or supplemented from time to time prior to such Relevant Date, was complete and correct in all material respects on such Relevant Date and did not on such Relevant Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements were made.

         (b) Any historical financial data provided by El Paso or its Affiliates or any of their respective Representatives to the Administrative Agent, CXC, the Lenders, the APA Purchasers and the Equity Investors (and the members of the Equity Investors or their agents) prior to such Relevant Date in connection with the transactions contemplated by the Operative Documents was prepared in accordance with GAAP then in effect (or with appropriate reconciliation to such GAAP if required by Applicable Law or requested by the Administrative Agent or the Equity Investors) and fairly presents the financial condition and results of operations of El Paso (subject to year end audit adjustments) as of the dates and for the periods applicable thereto, except as otherwise disclosed therein or in the footnotes thereto or as otherwise disclosed in writing to the Administrative Agent and the Equity Investors.

         (c) All financial projections that were prepared by El Paso or its Representatives and made available to the Administrative Agent, CXC, the Lenders, the APA Purchasers and the Equity Investors (and the members of the Equity Investors of their agents) prior to such Relevant Date in connection with the transactions contemplated by the Operative Documents were prepared in good faith based upon assumptions believed by El Paso to be reasonable in the circumstances (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond El Paso's control, and that no assurance can be given that the projections will be realized).

         (d) The financial model for Mustang in the Information Memorandum dated on or about August 2001 and attached hereto as Annex I and the supplement thereto dated as of the Third Restatement Date attached hereto as Annex II (collectively, the "FINANCIAL MODEL"), subject to the qualifications and assumptions set forth in the Financial Model, (x) contains formulas which are consistent with and fairly reflect (i) the allocations provided in the Clydesdale Partnership Agreement and (ii) the other relevant financial terms of the Sponsor Subsidiary Credit Agreement, the Clydesdale Partnership Agreement and the Mustang Company Agreement and (y) sets forth computed amounts that fairly reflect the application of such formulae to the assumptions contained in the Financial Model.

         (e) El Paso is not obligated to supplement any information or projection or other materials referred to in this Section 2.16 after the Closing Date or the Third Restatement Date except with respect to the making of the foregoing representations and warranties on each Capital Contribution Date, the Syndication Date and on the date of any Offering Materials and except as otherwise required pursuant to the Operative Documents.

         2.17. Representations of El Paso Parties. All of the written representations made by any El Paso Party in any Operative Document or any certificate delivered pursuant to any Operative Document are true and correct in all material respects as if made on each Relevant Date and Acquisition/Accession Date, other than any such representations or warranties that, by their terms, refer to a specific date other than any such date, in which case as of such specific date.

                                   SECTION 3

                    PERFORMANCE GUARANTEE AND INDEMNIFICATION

         3.1. Subsidiary Guaranties. Subject to Section 3.6, El Paso hereby absolutely, unconditionally and irrevocably guarantees, for the benefit of the Indemnified Persons, the following Obligations:

         (a) Sponsor Subsidiary Obligations. The due and punctual payment, performance and observance by each Sponsor Subsidiary of each of its Obligations under each Operative Document to which it is a party, including (in the case of Noric Holdings) the obligations of Noric Holdings as a Clydesdale Class A Limited Partner under the Clydesdale Partnership Agreement, (in the case of Noric Holdings I) the obligations of Noric Holdings I as the Noric Class A Member under the Noric Company Agreement and the obligations of Noric Holdings I as a Clydesdale Class A Limited Partner under the Clydesdale Partnership Agreement and (in the case of Noric Holdings IV) the obligations of Noric Holdings IV as the Lipizzan Limited Partner under the Lipizzan Partnership Agreement and as the Lusitano Member under the Lusitano Company Agreement, including, in each case, any obligation to make mandatory Capital Contributions pursuant to the Clydesdale Partnership Agreement, the Noric Company Agreement, the Lusitano Company Agreement or the Lipizzan Partnership Agreement, as applicable (such Obligations, the "SPONSOR SUBSIDIARY OBLIGATIONS").

         (b) Sponsor Subsidiary Member Obligations. The due and punctual payment, performance and observance by each Sponsor Subsidiary Member of each of its Obligations under the Sponsor Subsidiary Company Agreement of the Sponsor Subsidiary of which it is a member and each other Operative Document to which it is a party, including the obligations of each Sponsor Subsidiary Member under Section 4 of each such Sponsor Subsidiary Company Agreement and the obligation of each Sponsor Subsidiary Member to make Capital Contributions (as defined in each Sponsor Subsidiary Company Agreement) pursuant to each such Sponsor Subsidiary Company Agreement (the "SPONSOR SUBSIDIARY MEMBER OBLIGATIONS").

         (c) Appaloosa Obligations. The due and punctual payment, performance and observance by Appaloosa of each of its Obligations under each Operative Document to which it is a party, including the obligations of Appaloosa as the Clydesdale General Partner under Section 4 of the Clydesdale Partnership Agreement and the obligations of Appaloosa to make Capital Contributions pursuant to Section 5.3 of the Clydesdale Partnership Agreement, but excluding any obligation of Appaloosa as the Clydesdale General Partner to cause Clydesdale to make any First Priority Return under the Clydesdale Partnership Agreement (except to the extent that there are funds on deposit in the Clydesdale Operating Account that are available to be applied to such payment at the time such payment is due, and then only from such funds) (such non-excluded Obligations, the "APPALOOSA OBLIGATIONS").

         (d) E&P Asset Counterparty Obligations. The due and punctual payment, performance and observance by each Counterparty to each E&P Participation Agreement and each Production Payment Agreement of each of its Obligations under each E&P Participation Agreement and each Production Payment Agreement to which it is a party and each other Operative Document to which it is a party (the "E&P ASSET COUNTERPARTY OBLIGATIONS").

         (e) Hydrocarbon Sales Contract Obligations. The due and punctual payment, performance and observance by each El Paso Party party to each El Paso Hydrocarbon Sales Contract of each of its Obligations under each El Paso Hydrocarbon Sales Contract to which it is a party and each other Operative Document to which it is a party (the "HYDROCARBON SALES CONTRACT OBLIGATIONS").

         (f) Noric Obligations. The due and punctual performance and observance by Noric of each of its Obligations under each Operative Document to which it is a party, including each obligation under Section 7.1 and Section 7.2 of the Noric Company Agreement, the obligations of Noric as the Palomino Member under the Palomino Company Agreement and the obligations of Noric as the Paso Fino Member under the Paso Fino Company Agreement, including any obligation to make mandatory Capital Contributions pursuant to the Palomino Company Agreement or the Paso Fino Company Agreement, as applicable (such Obligations, the "NORIC OBLIGATIONS").

         (g) Palomino Obligations. The due and punctual performance and observance by Palomino of each of its Obligations under each Operative Document to which it is a party, including the obligations of Palomino as the Noric LP General Partner under the Noric LP Partnership Agreement, including any obligation to make mandatory Capital Contributions pursuant to the Noric LP Partnership Agreement (such Obligations, the "PALOMINO OBLIGATIONS").

         (h) Paso Fino Obligations. The due and punctual performance and observance by Paso Fino of each of its Obligations under each Operative Document to which it is a party, including the obligations of Paso Fino as the Noric LP Limited Partner under the Noric LP Partnership Agreement, including any obligation to make mandatory Capital Contributions pursuant to the Noric LP Partnership Agreement (such Obligations, the "PASO FINO OBLIGATIONS").

         (i) Noric LP Obligations. The due and punctual performance and observance by Noric LP of each of its Obligations under each Operative Document to which it is a party (such Obligations, the "NORIC LP OBLIGATIONS").

         (j) Lusitano Obligations. The due and punctual performance and observance by Lusitano of each of its Obligations under each Operative Document to which it is a party, including the obligations of Lusitano as the Lipizzan General Partner under the Lipizzan Partnership Agreement, including any obligation to make mandatory capital contributions pursuant to the Lipizzan Partnership Agreement (such Obligations, the "LUSITANO OBLIGATIONS").

         (k) Lipizzan Obligations. The due and punctual performance and observance by Lipizzan of each of its Obligations under each Operative Document to which it is a party (such Obligations, the "LIPIZZAN OBLIGATIONS").

         3.2. General Indemnities. Subject to Sections 3.4 and 3.6, El Paso agrees to the fullest extent permitted by Applicable Law to indemnify and hold harmless each Indemnified Person for and against, and to pay on an After-Tax Basis, all Expenses (the Expenses on an After-Tax Basis being referred to collectively as the "INDEMNIFIED Amounts") that may be incurred or realized by or asserted against such Indemnified Person relating to, growing out of or resulting from:

         (a) Sponsor Subsidiary Obligations. Any breach by any Sponsor Subsidiary of any Sponsor Subsidiary Obligation; or

         (b) Sponsor Subsidiary Member Obligations. Any breach by any Sponsor Subsidiary Member of any Sponsor Subsidiary Member Obligation; or

         (c) Appaloosa Obligations. Any breach by Appaloosa of any Appaloosa Obligation; or

         (d) E&P Asset Counterparty Obligations. Any breach by any Counterparty to an E&P Participation Agreement or a Production Payment Agreement of any E&P Asset Counterparty Obligation; or

         (e) El Paso Hydrocarbon Sales Contract Obligations. Any breach by any El Paso Party party to an El Paso Hydrocarbon Sales Contract; or

         (f) El Paso Obligations. Any breach by El Paso or any El Paso Party (other than any Sponsor Subsidiary, Clydesdale, any Sponsor Subsidiary Member, Appaloosa, each Counterparty to each E&P Participation Agreement and each Counterparty to each Production Payment Agreement) in the performance or observance of each of its covenants and obligations under this Agreement and each other Operative Document to which it is a party; or

         (g) Noric Obligations. Any breach by Noric of any Noric Obligation, including any failure by the Noric Board of Directors to cause Noric to comply with any Noric Obligation; or

         (h) Palomino Obligations. Any breach by Palomino of any Palomino Obligation, including any failure by the Palomino Member to cause Palomino to comply with any Palomino Obligation; or

         (i) Paso Fino Obligations. Any breach by Paso Fino of any Paso Fino Obligation, including any failure by the Paso Fino Member to cause Paso Fino to comply with any Paso Fino Obligation; or

         (j) Noric LP Obligations. Any breach by Noric LP of any Noric LP Obligation, including any failure by Palomino or Paso Fino to cause Noric LP to comply with any Noric LP Obligation; or

         (k) Lusitano Obligations. Any breach by Lusitano of any Lusitano Obligation, including any failure by Noric Holdings IV to cause Lusitano to comply with any Lusitano Obligation; or

         (l) Lipizzan Obligations. Any breach by Lipizzan of any Lipizzan Obligation, including any failure by Lusitano or Noric Holdings IV to cause Lipizzan to comply with any Lipizzan Obligation; or

         (m) Representations and Warranties. Any inaccuracy in, or any breach of, any written certification, representation or warranty made or deemed made:

             (i) by El Paso in this Agreement or by El Paso or any El Paso Party or other Affiliate of El Paso (or any officer or other authorized representative thereof) to or for the benefit of any Indemnified Person, any Sponsor Subsidiary or Clydesdale in any Operative Document to which El Paso, any El Paso Party or any such Affiliate is a party; or

             (ii) by El Paso or any El Paso Party or any other Affiliate of El Paso (or any officer or other authorized representative thereof) in any written report or certification required hereunder or under any Operative Document to which El Paso, any El Paso Party or any such Affiliate is a party, in each case in the case of clauses (i) and (ii) above (A) if but only if such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable; or

         (n) Investigations; Litigation; Proceedings; Enforcement. (i) Enforcement of this Agreement or any other Operative Document to which an El Paso Party is a party and (ii) any investigation, litigation or proceeding, whether or not such Indemnified Person is a party thereto, that:

             (A) relates to, grows out of or results from any action or omission, or alleged action or omission, by or on behalf of or attributable to El Paso or any El Paso Party (whether relating to Clydesdale, any Sponsor Subsidiary or otherwise) in the performance or observance of its obligations under or in relation to the Operative Documents or the transactions contemplated thereby; and

             (B) would not have resulted in Indemnified Amounts incurred or realized by or asserted against such Indemnified Person but for their being a party to, or a direct or indirect participant in, or having a relationship described in the definition of "Indemnified Person" to a party to, or a direct or indirect participant in, the Operative Documents or any of the transactions contemplated thereby; or

         (o) Substantive Consolidation. (i) Any petition or proceeding (x) seeking or asserting or (y) a court ordering, in any case or proceeding under the United States Bankruptcy Code involving El Paso, any El Paso Party or any other Subsidiary of El Paso, as debtor, that the assets and liabilities of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary be consolidated substantively with the assets and liabilities of El Paso, any El Paso Party (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary) or any other Subsidiary of El Paso (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP or any Sponsor Subsidiary) and (ii) defending against any petition, proceeding or order referred to in clause (i) above; it being agreed that upon the occurrence of an event described in clause (i)(y) above which is or becomes a final judgment or order, the Indemnified Persons involved shall be entitled to recover from El Paso, as liquidated damages for Indemnified Amounts under such clause
     (i) (but without prejudice to amounts recoverable under clause (ii) above or any other provision of the Operative Documents), and not as a penalty, an aggregate amount equal to the sum of the amount that would be paid to Mustang as the "Purchase Amount" (as defined in the Purchase Option Agreement) and all accrued and unpaid payments owing to Mustang pursuant to the Clydesdale Partnership Agreement through the date of payment in full of such amount in addition to all other Indemnified Amounts hereunder; or

         (p) ERISA. Any liability or other Indemnified Amounts that Clydesdale, Noric or any Sponsor Subsidiary may incur in connection with any Plan or Multiemployer Plan or otherwise under Title IV of ERISA; or

         (q) Expenses. Any amendment, supplement, modification, consent or waiver of, to or under any Operative Document (to the extent not otherwise reimbursed pursuant to any Operative Document); or

         (r) Freely Transferable Transaction Assets. Any portion of any Transaction Asset not being Freely Transferable at the time of any attempted Disposition thereof by the Sponsor Subsidiary Collateral Agent, the Noric Liquidator, the Noric LP Liquidator or the Lipizzan Liquidator, as the case may be (other than the Pre-Approved Energy Investment to the extent that it is subject to Section 4.14 (Change of Control) of the Indenture dated as of June 15, 1990 between Colorado Interstate Gas Company, a Delaware corporation and Texas Commerce Bank National Association, a national banking association, as trustee); or

         (s) Environmental Liabilities. The actual or alleged, release, discharge or presence of Hazardous Materials on or from any property of any Intermediate Holder, any Underlying Business, any Sponsor Subsidiary, Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any other El Paso Party, or on any E&P Participation Property or any Subject Interest, or any Environmental Action relating in any way to any such Person or property; or

         (t) Casualty, Etc. Any casualty, theft, personal injury, tort or other liability to a third party arising under or in connection with or attributable to any E&P Participation

     Property, Subject Interest or Energy Investment or any Intermediate Holder or Underlying Business relating thereto; or

         (u) Fraudulent Transfer or Conveyance. Any transfer, pledge or conveyance by any Sponsor Subsidiary to the extent found in any bankruptcy, insolvency, receivership or other similar proceeding to be a "fraudulent transfer" or "fraudulent conveyance" or "fraudulent preference"; or

         (v) Consolidated Tax Liability. Any Consolidated Taxes paid by any Sponsor Subsidiary with respect to any taxable period for which such Sponsor Subsidiary was a member of the El Paso Consolidated group (including, without limitation, by reason of the application of Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign tax law or regulation). If the shares of any Sponsor Subsidiary and any assets directly or indirectly held thereby (including any assets held by any partnership in which the Sponsor Subsidiary is a partner) are sold following a Liquidating Event, the benefits of this Section 3.2(v) shall inure to the purchaser of such shares or assets with respect to any such taxable period for which such Sponsor Subsidiary was a member of the El Paso Consolidated group; or

         (w) E&P Participation Agreements and Production Payment Agreements. (i) Any repudiation or purported repudiation by any Counterparty (whether such Counterparty is in Bankruptcy or otherwise) of any E&P Participation Agreement or any Production Payment Agreement, (ii) any rejection or attempted rejection by any trustee in bankruptcy or any other Person of any E&P Participation Agreement or any Production Payment Agreement in the Bankruptcy of any Counterparty or any avoidance of any transfer of rights and/or interests or other property under any such Operative Document in any such Bankruptcy, or (iii) any E&P Participation Agreement or any Production Payment Agreement is not, or is asserted by any Counterparty or other party thereto not to be, the legal, valid and binding obligation of such Counterparty or other party thereto, enforceable in accordance with its terms against such Counterparty or other party thereto, including by reason of a lack of certainty of contract or subject matter; or

         (x) E&P Participation Agreements. Without limiting the provisions of paragraph (w) above, any failure of an E&P Participation Agreement to convey to the relevant Sponsor Subsidiary, Noric or Noric LP, as the case may be, all of the net economic benefits and rights, and the legal and beneficial interest, of the Counterparty to such E&P Participation Agreement in the underlying E&P Participation Property, or to assign to such Sponsor Subsidiary, Noric or Noric LP, as the case may be, all of the rights under the Material E&P Agreements (as defined in such E&P Participation Agreement); or

         (y) Perfection. Any failure to (x) perfect any Lien or other interest in any E&P Asset or (y) file, record or register any E&P Participation Agreement or any Production Payment Agreement or the interest of any Sponsor Subsidiary, Lipizzan, Noric or Noric LP, as the case may be, under any E&P Participation Agreement or any Production Payment Agreement with any Governmental Authority; or

         (z) Qualification to Do Business. Any failure by any Sponsor Subsidiary, Lipizzan, Noric or Noric LP to qualify to do business in any state or other jurisdiction in which such Sponsor Subsidiary, Lipizzan, Noric or Noric LP, as the case may be, would not be required to qualify to do business but for its owning an E&P Asset.

         El Paso hereby agrees that damages arising as a result of any matter indemnified under Section 3.2(w) or (x) (or under Section 3.2(y) or (z), if any failure referred to therein directly or indirectly has any of the effects described in Section 3.2(w) or (x)) relating to an E&P Asset (or a Sponsor Subsidiary's, Lipizzan's, Noric's or Noric LP's interest in any E&P Participation Property, any Production Payment or any Subject Interest), or under Section 3.2(m) resulting from a breach or inaccuracy of a representation or warranty under Section 4.03 of the Sponsor Subsidiary Credit Agreement in respect of an E&P Asset (or a Sponsor Subsidiary's, Lipizzan's, Noric's or Noric LP's interest in any E&P Participation Property, any Production Payment or any Subject Interest), are difficult to ascertain as at the date hereof and accordingly El Paso agrees that a reasonable forecast of such damages would be an amount, determined as at the Liquidation Start Date, equal to the discounted present value of the Proved Reserves set forth in the most recent Reserve Report with respect to such E&P Asset (or such Sponsor Subsidiary's, Lipizzan's, Noric's or Noric LP's interest in such E&P Participation Property, in such Production Payment or in such Subject Interest) upon which an E&P Borrowing Base Determination or E&P Borrowing Base Redetermination was made determined using the standardized methodology prescribed by the Securities and Exchange Commission for the calculation of the discounted present value of Proved Reserves for Securities and Exchange Commission reporting purposes (commonly known as the "PV-10").

         3.3. Survival of Indemnification Obligations. All indemnities provided for in this Agreement shall survive the Transfer of any Clydesdale Partnership Interest, any Noric Membership Interest, any Palomino Membership Interest, any Paso Fino Membership Interest, any Noric LP Partnership Interest, any Lusitano Membership Interest, any Lipizzan Partnership Interest or any Sponsor Subsidiary Membership Interest or the liquidation of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary. After any such Transfer or liquidation, the provisions of Section 3.2 shall inure to the benefit of each Indemnified Person with respect to Indemnified Amounts arising in respect of the period during which the partner, member or shareholder or other holder of an Equity Interest (as applicable) who has Transferred its Clydesdale Partnership Interest, Noric Membership Interest, Palomino Membership Interest, Paso Fino Membership Interest, Noric LP Partnership Interest, any Lusitano Membership Interest, any Lipizzan Partnership Interest or Sponsor Subsidiary Membership Interest (as applicable) was a partner or member of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as applicable (including with respect to actions taken or omitted to be taken, and events occurring and circumstances existing, during such period).

         3.4. Limitations on Indemnification Obligations. The indemnities provided in Section 3.2 shall be subject to the following limitations:

         (a) Limitation by Law. Such Sections shall be enforced only to the maximum extent permitted by Applicable Law.

         (b) Misconduct, Etc. No Person shall be indemnified or held harmless for, and El Paso shall have no liability for or in respect of, any Expenses with respect to such Person to the extent caused by or resulting from (i) the actual fraud, willful misconduct, bad faith or gross negligence of such Person or any of its Related Persons or (ii) any inaccuracy in, or breach of, any written certification, representation or warranty made by such Person or any of its Related Persons in any Operative Document or in any written report or certification required hereunder or under any other Operative Document (unless and to the extent such inaccuracy or breach is attributable to any written information provided by El Paso or its Affiliates), in each case under this clause (ii) (A) if, but only if, such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable or (iii) any failure by such Person or any other Person to comply with any requirement under or pursuant to Section 6111(d) of the Code.

         (c) No Duplication. Indemnified Amounts under Section 3.2 shall be without duplication of any amounts payable and actually paid under indemnification provisions of any other Operative Document or other agreement.

         3.5. Procedural Requirements. (a) Notice of Claims. Any Indemnified Person that proposes to assert a right to be indemnified under this Section 3 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Person in respect of which a claim is to be made against El Paso under this Section 3 (an "INDEMNIFIED PROCEEDING"), or the incurrence or realization of Indemnified Amounts in respect of which a claim is to be made against El Paso under this Section 3, notify El Paso of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify El Paso promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (i) El Paso from any liability that it may have to such Indemnified Person under this Section 3 or otherwise, except, as to El Paso's liability under this
Section 3, to the extent, but only to the extent, that El Paso shall have been prejudiced by such omission or (ii) any other indemnitor from liability that it may have to any Indemnified Person under the Operative Documents.

         (b) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Person and it shall notify El Paso of the commencement thereof, El Paso shall be entitled to participate in, and to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Person, and, after notice from El Paso to such Indemnified Person of El Paso's election so to assume the defense thereof and the failure by such Indemnified Person to object to such counsel within ten Business Days following its receipt of such notice, El Paso shall not be liable to such Indemnified Person for legal or other expenses incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Person reasonably necessary in connection with the defense thereof. Such Indemnified Person shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

         (i) the employment of counsel by such Indemnified Person at the expense of El Paso has been authorized in writing by El Paso;

         (ii) such Indemnified Person shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between El Paso and such Indemnified Person in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this clause (ii) El Paso shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Person);

         (iii) El Paso shall not have employed Jones, Day, Reavis and Pogue, or other counsel reasonably acceptable to the Indemnified Person, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof (provided, however, that this clause shall not be deemed to constitute a waiver of any conflict of interest which may arise with respect to any such counsel); or

         (iv) any counsel employed by El Paso shall fail to timely commence or maintain the defense of such Indemnified Proceeding,

in each of which cases the fees and expenses of counsel for such Indemnified Person shall be at the expense of El Paso; provided that without the prior written consent of such Indemnified Person, El Paso shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise or consent or related judgment includes an unconditional release of such Indemnified Person from all liability for Expenses arising out of such claim, action, investigation, suit or other legal proceeding. No Indemnified Person shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding in respect of which any payment would result hereunder or under the other Operative Documents without the prior written consent of El Paso, such consent not to be unreasonably withheld or delayed. Only one counsel shall be retained by all Indemnified Persons with respect to any Indemnified Proceeding, unless counsel for any Indemnified Person reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Person and one or more other Indemnified Persons in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this sentence such Indemnified Person may retain separate counsel together with all other Indemnified Persons subject to the same conflict of interest or sharing such additional defenses, claims, counterclaims or causes of action).

THE FOREGOING INDEMNITIES SHALL EXPRESSLY INCLUDE ANY INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PERSON.

         3.6. Limitation with Respect to Obligations Under Sponsor Subsidiary Credit Documents. (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Operative Document, El Paso does not guarantee:

         (i) any payment obligation or deficiency of any Sponsor Subsidiary for or in respect of principal or interest under the Sponsor Subsidiary Credit Documents (or any instrument or security evidencing any obligation in respect thereof); provided, however, that without having or incurring any liability itself to make such payment, El Paso will exercise its power as direct or indirect owner of all of the Equity Interests issued by each Sponsor Subsidiary and each Sponsor Subsidiary Member to cause such Sponsor Subsidiary and such Sponsor Subsidiary Member to deposit into the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve (as applicable) any amounts that are required to be deposited into the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve pursuant to the Sponsor Subsidiary Credit Documents and to direct that payment of such items of principal or interest be made from the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve (as applicable) to the extent that there are funds on deposit in the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve that, pursuant to the Operative Documents, are available to be applied to such payment at the time such payment is due, but then only from such available funds; or

         (ii) any obligation of any Sponsor Subsidiary under Section 5.04(a),
     Section 5.04(b), Section 5.04(c) or Section 5.04(f) of, or the absence of any condition that would result in an Event of Default under Section 6.01(f) of, the Sponsor Subsidiary Credit Agreement.

         (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Operative Document, neither El Paso nor any Affiliate of El Paso (other than any Sponsor Subsidiary) shall have any liability to indemnify or hold harmless any Indemnified Person for, or to pay, any Expense arising out of any failure by any Sponsor Subsidiary to pay any payment obligation or any deficiency of any Sponsor Subsidiary for or in respect of principal or interest under the Sponsor Subsidiary Credit Documents (or any instrument or security evidencing any obligation in respect thereof); provided, however, that without having or incurring any liability itself to make such payment, El Paso will exercise its power as direct or indirect owner of all of the Equity Interests issued by each Sponsor Subsidiary and each Sponsor Subsidiary Member to cause such Sponsor Subsidiary and such Sponsor Subsidiary Member to deposit into the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve (as applicable) any amounts that are required to be deposited into the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve pursuant to the Sponsor Subsidiary Credit Documents and to direct that payment of such items of principal or interest be made from the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve (as applicable) to the extent that there are funds on deposit in the Sponsor Subsidiary Operating Account, the Sponsor Subsidiary Cash Reserve or the Noric Holdings IV Cash Reserve after payment of all amounts referred to in Section 3.6(a) that are then owing, which funds, pursuant to the Operative Documents, are available to be applied to such payment at the time such payment is due, but then only from such available funds.

         (c) The foregoing clauses (a) and (b) are not intended to limit any claim under this Agreement (including this Section 3) that is measured, in whole or in part, by reference to the payment obligations of the Sponsor Subsidiaries under the Sponsor Subsidiary Credit Documents (it being understood, for example, that although this Agreement does not constitute a direct or indirect guaranty of the principal or interest on the Advances, if a Sponsor Subsidiary breaches the covenant as to Indebtedness under Section 5.09(b) of the Sponsor Subsidiary Credit Agreement and as a result there is deficiency with respect to the payment of the Advances, a claim may be made hereunder against El Paso for such deficiency, the damages for which claim may be measured by the amount of such deficiency).

         3.7. Limitation with Respect to Production Payments. El Paso does not guarantee that the quantity of Hydrocarbons produced from the Subject Lands (as defined in each Production Payment Agreement) and attributable to the Subject Interests will be sufficient to satisfy and discharge the Production Payments and El Paso shall have no liability to indemnify or hold harmless any Indemnified Person for any such insufficiency in the quantity of Hydrocarbons produced from the Subject Lands and attributable to the Subject Interests; provided, however, the foregoing does otherwise restrict or limit any of El Paso's guarantees, indemnities, representations or other obligations under this Agreement that are related to the Production Payment Interests, including El Paso's Obligations under Sections 3.1(d), 3.1(e), 3.2(d), 3.2(e), 3.2(w), 3.2(y)
and 5.4(b)(vi).

         3.8. Waiver of Fiduciary Duty. El Paso hereby agrees that the Class B Member of each Sponsor Subsidiary shall not be bound by a fiduciary duty to act in the best interests of such Sponsor Subsidiary or any holder of any interest therein, but shall be entitled to vote in a manner and to take actions which it shall determine, in its sole discretion, to be in the best interests of Clydesdale, Mustang and the members and creditors of Mustang, and shall be fully indemnified and held harmless in so voting or acting in accordance with this
Section 3.

                                    SECTION 4

                                    PAYMENTS

         4.1. Payments. All payments to be made by El Paso under Section 3 shall be paid by El Paso within two Business Days following demand therefor, accompanied, as may be appropriate in the context, by supporting documentation in reasonable detail. Payment shall be made to the bank account or at another location as such Indemnified Person shall designate in writing or as is expressly required under any Operative Document the obligations under which are the subject of any such payment, not later than 10:00 AM (New York time) on the date for such payment in immediately available funds.

         4.2. Taxes. (a) Any and all payments by El Paso hereunder to each Indemnified Person shall be made, in accordance with Section 4.1, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the jurisdiction under the laws of which such Indemnified Person is organized, domiciled, resident or doing business, or any political subdivision thereof or by any jurisdiction in which such Indemnified Person holds any interest in connection with this Agreement or any other Operative Document (including, without limitation, in the case of each Lender or APA Purchaser or CXC, the jurisdiction of such Person's lending or funding office) or any political subdivision thereof, other than by any jurisdiction with which the Indemnified Person's connection arises solely from having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or any other Operative Document (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If El Paso shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.2) such Indemnified Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) El Paso shall make or cause to be made such deductions and (iii) El Paso shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law; provided that El Paso shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this Section 4.2(a) to any Indemnified Person that either (A) on the date such Person became an Indemnified Person hereunder,
(I) was not entitled to submit a U.S. Internal Revenue Service form W-8BEN (relating to such Indemnified Person, and entitling it to a complete exemption from United States withholding taxes on all amounts to be received by such Indemnified Person pursuant to this Agreement) or any applicable successor form to similar effect or a U.S. Internal Revenue Service form W-8ECI (relating to all amounts to be received by such Indemnified Person pursuant to this Agreement) or any applicable successor form to similar effect and (II) was not a United States person (as such term is defined in Section 7701(a)(30) of the Code) or (B) has failed to submit any form or certificate that it was required to file or provide pursuant to Section 4.2(d) and is entitled to file or give, as applicable, under Applicable Law; provided further that should an Indemnified Person become subject to Taxes because of its failure to deliver a form required hereunder, El Paso shall take such steps as such Indemnified Person shall reasonably request to assist such Indemnified Person to recover such Taxes; and provided further that each Indemnified Person (other than an SC Lenders), with respect to itself, agrees to indemnify and hold harmless El Paso from any taxes, penalties, interest or other expenses, costs and losses incurred or payable by El Paso as a result of the failure of El Paso to comply with its obligations under Section 4.2(a)(ii) or (iii) in reliance on any form or certificate provided to it by such Indemnified Person pursuant to this Section 4.2. If any Indemnified Person (other than an SC Lender) receives a net credit or refund in respect of such Taxes or amounts so paid by El Paso, it shall promptly notify El Paso of such net credit or refund and shall promptly pay such net credit or refund to El Paso; provided that El Paso agrees to return such net credit or refund if the Indemnified Person to which such net credit or refund is applicable is required to repay it.

         (b) In addition, El Paso agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by El Paso hereunder or from the execution, delivery or performance of, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

         (c) El Paso will indemnify each Indemnified Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.2) paid by such Indemnified Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Person to provide to El Paso any form or certificate that it was required to provide pursuant to subsection (d) below) or willful misconduct of such Indemnified Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Person makes written demand therefor.

         (d) On or prior to the date on which each Indemnified Person organized under the laws of a jurisdiction outside the United States becomes an Indemnified Person hereunder, such Indemnified Person shall provide El Paso with U.S. Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Person is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Person hereunder, or other documents satisfactory to El Paso indicating that all payments to be made to such Indemnified Person hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Person remains lawfully able to do so), each such Indemnified Person shall submit to El Paso such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by El Paso to such Indemnified Person and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Person pursuant to this Agreement. Upon the request of El Paso from time to time, each Indemnified Person that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to El Paso a certificate to the effect that it is such a United States person. If any Indemnified Person determines, as a result of any change in Applicable Law, or in any official application or interpretation thereof, that it is unable to submit to El Paso any form or certificate that such Indemnified Person is obligated to submit pursuant to this subsection (d), or that such Indemnified Person is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Person shall promptly notify El Paso of such fact.

         (e) Any Indemnified Person claiming any additional amounts payable pursuant to this Section 4.2 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending or funding office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Person, be otherwise disadvantageous to such Indemnified Person.

         (f) Without prejudice to the survival of any other agreement of El Paso hereunder, the agreements and obligations of El Paso and each Indemnified Person contained in this Section 4.2 shall survive the payment in full of principal and interest owing under the Sponsor Subsidiary Credit Agreement.

         (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by El Paso under this Section 4.2 shall not be payable under Section 3.

                                   SECTION 5

                                EL PASO COVENANTS

         5.1. Separate Existence. El Paso hereby covenants and agrees that, so long as Mustang, or its successors and assigns (other than El Paso or any Subsidiary of El Paso), holds an interest in Clydesdale, El Paso will, and will cause each of the El Paso Companies (including the El Paso Parties), Clydesdale (for so long as the Clydesdale General Partner is an El Paso Company and has the power and authority to manage the business and affairs of Clydesdale) Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary to, comply with the following undertakings (except for such non-compliance that, in the aggregate, is not material):

         (i) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary) will maintain their books, financial records and accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, separate and distinct from those of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be.

         (ii) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary) will maintain their books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify their assets and liabilities separate and distinct from the assets and liabilities of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be. (iii) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary), on the one hand, will not commingle any of their assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be, on the other hand.

         (iv) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary) will each observe all requisite corporate procedures and formalities, including the holding of periodic and special meetings of partners, shareholders and boards of directors, the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings.

         (v) Each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary will observe all requisite organizational procedures and formalities, including the holding of meetings of members and boards of managers as required by the Clydesdale Partnership Agreement, the Noric Company Agreement, the Palomino Company Agreement, the Paso Fino Company Agreement, the Noric LP Partnership Agreement, the Lusitano Company Agreement, the Lipizzan Partnership Agreement and the Sponsor Subsidiary Company Agreements, as applicable, the recordation and maintenance of minutes of such meetings, and the recordation of and maintenance of resolutions adopted at such meetings.

         (vi) None of El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary) will be consensually merged or consolidated with Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be (other than, with respect to Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary, for financial reporting purposes, and with respect to any Sponsor Subsidiary, for tax purposes). None of El Paso and the El Paso Companies will be consensually merged or consolidated with Mustang for any purpose.

         (vii) El Paso will include in its consolidated financial statements footnotes that clearly disclose, among other things, the separate existence and identity of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary from El Paso and its other Subsidiaries, and that each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary has separate assets and liabilities. Mustang will not be consolidated with El Paso for the purposes of El Paso's consolidated financial statements.

         (viii) All transactions, agreements and dealings between El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary), on the one hand, and Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be, on the other hand (including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other), will reflect the separate identity and legal existence of each entity.

         (ix) Transactions between Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, on the one hand, and any third parties, on the other hand, will be conducted in the name of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or such Sponsor Subsidiary (as applicable) as an entity separate and distinct from El Paso or any El Paso Company (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary).

         (x) Except as otherwise specified in the Operative Documents, each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary, on the one hand, will pay its liabilities and losses from its respective assets, and El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso

     Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary), on the other hand, will pay their liabilities and losses from their respective assets.

         (xi) Representatives and agents of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary (whether or not they are "loaned" employees of El Paso or any El Paso Company (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries)) will, when purporting to act on behalf of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary (as applicable), hold themselves out to third parties as being representatives or agents, as the case may be, of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or such Sponsor Subsidiary (as applicable) and, to the extent such items are used, will utilize business cards, letterhead, purchase orders, invoices and the like of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or such Sponsor Subsidiary (as applicable).

         (xii) Except as otherwise specified in the Operative Documents, each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries will compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents.

         (xiii) To the extent that Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, on the one hand, and El Paso or any of the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary), on the other hand, jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and nonarbitrarily allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses. To the extent that Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, on the one hand, and El Paso or any of the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary), on the other hand, contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and nonarbitrarily allocated to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs, except to the extent otherwise provided in the Operative Documents.

         (xiv) Clydesdale and each Sponsor Subsidiary will have annual financial statements prepared in accordance with GAAP (in the case of Noric Holdings I, including Noric, Palomino, Paso Fino and Noric LP on a consolidated basis, in the case of Noric Holdings IV, including Lusitano and Lipizzan on a consolidated basis and, in the case of all Sponsor Subsidiaries, on a combined basis), separate from El Paso and the El Paso Companies (other than Clydesdale, Noric, any Subsidiary of Noric, Lusitano, Lipizzan and any Sponsor Subsidiary); provided that El Paso may consolidate Clydesdale, Noric, any Subsidiary of Noric, Lusitano, Lipizzan and any Sponsor Subsidiary for El Paso's financial reporting purposes.

         (xv) None of El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will make any inter-entity loans, advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be, without proper documentation and accounting in accordance with GAAP and only in accordance with, or as contemplated by, the provisions of the Clydesdale Partnership Agreement, the Noric Company Agreement, the Palomino Company Agreement, the Paso Fino Company Agreement, the Noric LP Partnership Agreement, the Lusitano Company Agreement, the Lipizzan Partnership Agreement or the relevant Sponsor Subsidiary Company Agreement, as the case may be, and the other Operative Documents.

         (xvi) Clydesdale will not be included in the consolidated tax returns of El Paso and the consolidated El Paso Companies (other than Clydesdale).

         (xvii) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will not refer to Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be, as a department or division of El Paso or any of the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and any Sponsor Subsidiary) and will not otherwise refer to Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary, as the case may be, in a manner inconsistent with its status as a separate and distinct legal entity. In addition, each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries will hold itself out as separate and distinct from El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries).

         (xviii) El Paso shall (A) cause Lord Securities to be an independent member of each Sponsor Subsidiary and (B) cause Lord Securities to be elected as an independent director of Appaloosa at each election of the board of directors of Appaloosa.

         (xix) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will not hold out the credit of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or the Sponsor Subsidiaries as being available to satisfy the obligations of El Paso or the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries).

         (xx) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or the Sponsor Subsidiaries) will not acquire the obligations or securities of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or the Sponsor Subsidiaries (except as contemplated by or permitted under the Operative Documents).

         (xxi) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will not use stationery, invoices, and checks bearing the name of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiaries, except in their respective capacities as general partners or managers or managing members of any such Persons.

         (xxii) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will not pledge their respective assets for the benefit of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary (except as contemplated by or permitted under the Operative Documents).

         (xxiii) El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will correct any known misunderstanding regarding their respective identities as separate from the identity of each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary.

         (xxiv) None of El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) will use the separate existence of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan or any Sponsor Subsidiary to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

         (xxv) All transactions between El Paso and the El Paso Companies (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries), on the one hand, and each of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary, on the other, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of such entities. All such transactions will be made in good faith and without any intent to hinder, delay, or defraud creditors.

         (xxvi) No El Paso Company (including Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary) has entered into the transactions contemplated by this Agreement or any Operative Document to which it is a party in contemplation of insolvency or with a design to prefer one or more creditors of such Person to the exclusion in whole or in part of others in violation of Applicable Law or with an intent to hinder, delay or defraud any of its creditors.

         (xxvii) The assets of each El Paso Company (including Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and each Sponsor Subsidiary) are, as of the date hereof, intended to be sufficient to pay the ongoing business expenses of each such respective entity as they are incurred and to discharge all of their respective liabilities.

         (xxviii) El Paso shall cause the Sponsor Subsidiary Members to appoint a Sponsor Subsidiary Liquidator in compliance with, and to the extent required by Section 11.9 of each Sponsor Subsidiary Company Agreement or, in the case of Noric Holdings IV, Section 12.9 of the Noric Holdings IV Company Agreement.

         (xxix) El Paso shall cause Noric Holdings or the Noric Class A Member to appoint a Noric Liquidator in compliance with, and to the extent required by Section 12.4 of the Noric Company Agreement.

         (xxx) El Paso shall cause Noric to appoint a Palomino Liquidator in accordance with, and to the extent required by Section 10.4 of the Palomino Company Agreement.

         (xxxi) El Paso shall cause Noric to appoint a Paso Fino Liquidator in accordance with, and to the extent required by Section 10.4 of the Paso Fino Company Agreement.

         (xxxii) El Paso shall cause Palomino to appoint a Noric LP Liquidator in accordance with, and to the extent required by Section 11.4 of the Noric LP Partnership Agreement.

         (xxxiii) El Paso shall cause Noric Holdings IV to appoint a Lusitano Liquidator in accordance with, and to the extent required by, Section 10.4 of the Lusitano Company Agreement.

         (xxxiv) El Paso shall cause Lusitano to appoint a Lipizzan Liquidator in accordance with, and to the extent required by, Section 11.4 of the Lipizzan Partnership Agreement.

         5.2. Affirmative Covenants. El Paso hereby covenants and agrees that, until the Collection Date, it will:

         (a) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Relevant El Paso Party and each Principal Subsidiary to preserve and maintain, its existence, rights (organizational and statutory) and material franchises, except in the case of each such Person as otherwise permitted by Section 5.3(d) or 5.3(e) and except that nothing herein shall prevent any change in Business Entity form of El Paso or any Principal Subsidiary.

         (b) Compliance with Laws, Etc. Comply, and cause each Relevant El Paso Party and each Principal Subsidiary to comply, in all material respects with all Applicable Laws (including, without limitation, all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

         (c) Visitation Rights. Permit Mustang, the Administrative Agent, the Collateral Agent, the Equity Investors and the Surety (as such terms are defined in the Mustang Credit Agreement), or any agents or representatives thereof, to visit and inspect any of the properties of and examine and make copies of and abstracts from any financial and operating records and books of account of El Paso or any Relevant El Paso Party or any of El Paso's Subsidiaries (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries), and discuss the affairs, finances and accounts of El Paso or any Relevant El Paso Party or any of El Paso's Subsidiaries (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) with their respective officers, all at such reasonable time (i.e., during normal business hours, at reasonable intervals and upon reasonable notice) and, other than during the continuance of any Incipient Event, Event of Default, Notice, Notice Event, Termination Event or Liquidating Event, at such reasonable intervals as such Person or any agents or representatives of such Person may reasonably request for purposes related to the Operative Documents. In addition, any such Person may discuss the affairs, finances and accounts of El Paso or any Relevant El Paso Party or any of El Paso's Subsidiaries (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) with their respective independent accountants at reasonable intervals and with the knowledge of El Paso where feasible and provided that the Chief Financial Officer of El Paso will be given a reasonable opportunity to be present at any such discussion; provided that the Chief Financial Officer of El Paso shall be deemed to have been given a reasonable opportunity to be present at any such discussion if the Chief Financial Officer is given 2 Business Days' prior notice of such discussion. El Paso shall assume or pay all reasonable costs and expenses associated with any such discussion, inspection or examination; provided, however, that prior to the occurrence of a Notice Event, El Paso shall only be liable for costs and expenses associated with any such discussion, inspection or examination once per Fiscal Year.

         (d) Books and Records. Keep, and cause each of its Subsidiaries (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) and each Relevant El Paso Party to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of El Paso, each of its Subsidiaries (other than Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan and the Sponsor Subsidiaries) and each Relevant El Paso Party, as applicable, in accordance with GAAP either (i) consistently applied or (ii) applied in a changed manner provided such change shall have been disclosed to the Administrative Agent, Mustang, the Equity Investors and the Surety (as such terms are defined in the Mustang Credit Agreement) and shall have been consented to by the accountants which (as required by Section 5.4(b)) report on the financial statements of El Paso and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred.

         (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Principal Subsidiary and each Relevant El Paso Party to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

         (f) Maintenance of Insurance. Maintain, and cause each Principal Subsidiary and each Relevant El Paso Party to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which El Paso, such Subsidiary or such Relevant El Paso Party operates.

         (g) El Paso Companies. Cause each Relevant El Paso Party to be an El Paso Company.

         (h) Turnover. To the extent that El Paso is making any payment that, pursuant to the Operative Documents, is required to be paid into the Sponsor Subsidiary Cash Reserve, the Noric Holdings IV Cash Reserve, the Noric Cash Reserve, the Noric LP Cash Reserve, the Sponsor Subsidiary Operating Account or the Clydesdale Operating Account, as the case may be, make such payment into the Sponsor Subsidiary Cash Reserve, the Noric Holdings IV Cash Reserves, the Noric Cash Reserve, the Noric LP Cash Reserve, the Sponsor Subsidiary Operating Account or the Clydesdale Operating Account, as the case may be. To the extent that any El Paso Company is making any payment that, pursuant to the Operative Documents, is required to be paid into the Sponsor Subsidiary Cash Reserve, the Noric Holdings IV Cash Reserves, the Noric Cash Reserve, the Noric LP Cash Reserve, the Sponsor Subsidiary Operating Account or the Clydesdale Operating Account, as the case may be, cause such El Paso Company to direct that such payment be so paid into the Sponsor Subsidiary Cash Reserve, the Noric Holdings IV Cash Reserve, the Noric Cash Reserve, the Noric LP Cash Reserve, the Sponsor Subsidiary Operating Account or the Clydesdale Operating Account, as the case may be.

         (i) Income Tax Liabilities. Pay, or cause to be paid by any Relevant El Paso Party, all Taxes based on net income of the Sponsor Subsidiaries, Lusitano, Lipizzan, Noric, Palomino, Paso Fino or Noric LP to the extent that such Sponsor Subsidiaries, Lusitano, Lipizzan, Noric, Palomino, Paso Fino or Noric LP are included in a consolidated, combined, unitary or any similar Tax return with El Paso or with any Relevant El Paso Party (the "CONSOLIDATED TAXES").

         (j) Clydesdale Liquidator Notices. Upon receipt of a notice from the Clydesdale Liquidator following the occurrence of a Liquidating Event, El Paso will (i) contribute to the capital of the Sponsor Subsidiaries or, at El Paso's sole option waive repayment of, those amounts receivable from such Sponsor Subsidiaries in respect of Consolidated Taxes as may be specified in the notice from the Clydesdale Liquidator and (ii) cause those Sponsor Subsidiaries that the Clydesdale Liquidator may request to make the election provided in Code Section 754 provided that the relevant Sponsor Subsidiary Company Agreement permits such election to be made and that such Sponsor Subsidiary is classified as a partnership for U.S. federal income tax purposes.

         (k) Insurance Proceeds. Forthwith upon receipt of the proceeds from any insurance relating to the E&P Assets, deposit such proceeds into the Sponsor Subsidiary Cash Reserve (where such E&P Asset is held by a Sponsor Subsidiary), the Noric Cash Reserve (where such E&P Asset is held by Noric), the Noric LP Cash Reserve (where such E&P Asset is held by Noric LP) or the Noric Holdings IV Cash Reserve (where such E&P Asset is held by Lipizzan).

         (l) CIG Controlled Business. Cause CIG Production Company L.P. a Delaware limited partnership, to comply with Sections 5.08, 5.09 and 5.10 of the Sponsor Subsidiary Credit Agreement, to the extent applicable to such Controlled Business and to the extent CIG Production Company L.P. is a CIG Controlled Business.

         5.3. Negative Covenants. El Paso hereby covenants and agrees that, until the Collection Date, it will not at any time:

         (a) Liens, Etc. (i) Create, assume or suffer to exist, or permit any Principal Subsidiary or any Relevant El Paso Party to create, assume or suffer to exist, any Relevant Liens upon or with respect to any of its Equity Interests in any Principal Subsidiary or any Relevant El Paso Party, whether now owned or hereafter acquired, or (ii) create or assume, or permit any Principal Subsidiary or any Relevant El Paso Party to create or assume, any Relevant Liens upon or with respect to any other assets material to the consolidated operations of El Paso and its consolidated Subsidiaries taken as a whole securing the payment of Relevant Indebtedness and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guaranty will be excluded to the extent the Relevant Indebtedness Guaranteed thereby is included in computing such aggregate amount)) exceeding the greater of (x) $300,000,000 and (y) 10% of Net Worth as at the date of such creation or assumption; provided, however, that this Section 5.3(a) shall not apply to:

             (A) Relevant Liens on the Equity Interests in, or Indebtedness or other obligations of, or assets of, any Project Financing Subsidiary (or any Equity Interests in, or Indebtedness or other obligations of, any Business Entity which are directly or indirectly owned by a Project Finance Subsidiary) securing the payment of a Project Financing and related obligations;

             (B) Relevant Liens on (1) assets acquired by El Paso or any of its Subsidiaries after February 11, 1992, to the extent that such Relevant Liens existed at the time of such acquisition and were not placed thereon by or with the consent of El Paso in contemplation of such acquisition and (2) Equity Interests acquired after February 11, 1992 in a Business Entity that has become or becomes a Subsidiary of El Paso, or on assets of any such Business Entity, to the extent that such Relevant Liens existed at the time of such acquisition and were not placed thereon by or with the consent of El Paso in contemplation of such acquisition;

             (C) Relevant Liens created by any Alternate Program or any document executed by any "Borrower" or any "Subsidary" (other than any Sponsor Subsidiary, Lusitano, Lipizzan, Noric, Palomino, Paso Fino, Noric LP, any Controlled Business or Clydesdale) under and as defined in the El Paso Revolving Credit Facility Agreement or the El Paso Additional Credit Facility Agreement in connection therewith;

             (D) Relevant Liens on Margin Stock;

             (E) Permitted Relevant Liens;

             (F) Relevant Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness or Guaranty or other obligation secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Indebtedness or Guaranty or other obligation is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) beyond the highest previous amount thereof and such Indebtedness or Guaranty or other obligation is outstanding immediately prior to the refinancing, extension, renewal or refunding and is not secured by any additional assets that would not have been permitted by this Section to secure the Indebtedness or Guaranty or other obligation refinanced, extended, renewed or refunded; and

             (G) Relevant Liens on products and proceeds (including dividend, interest and like payments on, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles directly relating to or arising out of, and accessions and improvements to, collateral subject to Liens permitted by this Section 5.3(a).

         (b) Consolidated Debt and Guarantees to Capitalization. Permit the ratio of (i) the sum of (A) the aggregate amount of consolidated Debt of El Paso and its consolidated Subsidiaries (without duplication of amounts under this clause (i) and determined as to all of the foregoing entities on a consolidated basis) plus (B) the aggregate amount of consolidated Guaranties of El Paso and its consolidated Subsidiaries (without duplication of amounts under this clause (i) and determined as to all of the foregoing entities on a consolidated basis) to (ii) Capitalization of El Paso (without duplication and determined as to all of the foregoing entities on a consolidated basis) to exceed 0.7 to 1.

         (c) Debt, Etc. Permit any of its consolidated Subsidiaries to incur or become liable for any Debt, any Guaranty or any reimbursement obligation with respect to any letter of credit (other than any Project Financing), if, immediately after giving effect to such Debt, Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith, the aggregate amount (determined without duplication of amount) of Debt, Guaranties and letter of credit reimbursement obligations of El Paso's consolidated Subsidiaries owing to Persons other than El Paso and its consolidated Subsidiaries (other than any Project Financing) would exceed the greater of (i) $600,000,000 and
     (ii) 10% of Net Worth determined as at the date of incurrence or assumption thereof; provided, however, that the following Debt, Guaranties or reimbursement obligations shall be excluded from the application of, and calculation set forth in, this paragraph (c): (A) Debt, Guaranties or reimbursement obligations incurred by (x) Mojave or (y) EPNGC, (B) Debt, Guaranties or reimbursement obligations arising under (x) the EPTPC Facility or (y) the El Paso

     Existing 364-Day Facility, or the El Paso Existing 3-Year Facility, (C) Debt, Guaranties or reimbursement obligations incurred by El Paso Field Services Company up to an amount not to exceed at any time outstanding the tangible net worth of El Paso Field Services Company; provided that such Debt may be guaranteed by El Paso, (D) Excluded Acquisition Debt, (E) successive extensions, refinancings or replacements (at the same Subsidiary or at any other consolidated Subsidiary of El Paso) of Debt, Guaranties or reimbursement obligations (or commitments in respect thereof) referred to in clauses (A), (B) and (D) above and in an amount not in excess of the amounts so extended, refinanced or replaced (or the amount of commitments in respect thereof) and (F) Debt, Guarantees or reimbursement obligations incurred by Tennessee pursuant to one or more commercial paper programs allowing for the issuance by Tennessee of items of commercial paper having maturity dates not later than one year from the dates of their respective issuance; provided that such Debt, Guarantees or reimbursement obligations of Tennessee shall be in an aggregate principal amount not to exceed at any time the excess of (x) the sum of (1) the aggregate amount of "Commitments" as defined in the El Paso Existing 364-Day Facility and (2) the aggregate amount of "Commitments" as defined in the El Paso Existing 3-Year Facility, over (y) the sum of (1) the aggregate amount of "Advances", as defined in and outstanding pursuant to, the El Paso Existing 364-Day Facility, (2) the aggregate amount of "Advances", as defined in and outstanding pursuant to, the El Paso Existing 3-Year Facility, and (3) the aggregate principal amount of commercial paper outstanding from time to time that (I) is issued by El Paso and its Subsidiaries (other than Tennessee), and (II) relies upon credit availability under either the El Paso Existing 364-Day Facility or the El Paso Existing 3-Year Facility for commercial paper liquidity purposes.

         (d) Sale, Etc., of Assets. Sell, lease or otherwise transfer, or permit any Principal Subsidiary or Relevant El Paso Party to sell, lease or otherwise transfer, (in either case, whether in one transaction or in a series of transactions) assets constituting all or substantially all of the consolidated assets of El Paso and its Principal Subsidiaries taken as a whole; provided that the provisions of this clause (d) shall not apply to:

             (i) any sale of receivables and related rights pursuant to any Alternate Program;

             (ii) any Project Financing Subsidiary and the assets thereof;

             (iii) sales, leases or other transfers of assets or capital stock of any Subsidiary of El Paso other than any Principal Subsidiary;

             (iv) any sale of Margin Stock;

             (v) any sale of up to 20% of the equity of El Paso Field Services Company in an initial public offering of such Person's Equity Interests;

             (vi) any sale, lease or other transfer to El Paso or any Principal Subsidiary, or to any Business Entity that after giving effect to such transfer will become and be either (A) a Principal Subsidiary in which El Paso's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto or
         (B) a directly or indirectly wholly-owned Principal Subsidiary;

             (vii) any transfer permitted by Section 5.3(e); and

             (viii) any transfer to El Paso or any of its Subsidiaries of any stock or assets other than FERC regulated assets (or stock or any other equity interest in an entity owning FERC regulated assets) used in the mainline gas transmission business; provided that no El Paso Event or El Paso Default, shall have occurred and be continuing before and after giving effect to such transfer.

         (e) Merger, Etc. Merge or consolidate with any Person, or permit any of its Principal Subsidiaries to merge or consolidate with any Person, except that (i) any Principal Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary (other than a Project Financing Subsidiary, unless the successor Business Entity is not treated as a Project Financing Subsidiary under this Agreement) or may merge or consolidate with (or liquidate into) El Paso; provided that (A) if such Principal Subsidiary merges or consolidates with (or liquidates into) El Paso, either (x) El Paso shall be the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment obligations of El Paso under this Agreement and the other Operative Documents to which El Paso is a party, and (B) if any such Principal Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary of El Paso, one or more Business Entities that are Subsidiaries are the continuing or surviving Business Entity(ies) and, if either such Subsidiary is not directly or indirectly wholly owned by El Paso, such merger or consolidation is on an arm's-length basis, and (ii) El Paso or any Principal Subsidiary may merge or consolidate with any other Business Entity (that is, in addition to El Paso or any Subsidiary of El Paso); provided that (A) if El Paso merges or consolidates with any such other Business Entity, either (x) El Paso is the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment obligations of El Paso under this Agreement and the other Operative Documents to which El Paso is a party, (B) if any Principal Subsidiary merges or consolidates with any such other Business Entity, the surviving Business Entity is directly or indirectly a wholly owned Principal Subsidiary of El Paso, and (C) if either El Paso or any Principal Subsidiary merges or consolidates with any such other Business Entity, after giving effect to such merger or consolidation no El Paso Event or El Paso Default shall have occurred and be continuing.

         (f) Bankruptcy. (i) Consent to, vote for, or otherwise cause or permit (or permit any of its Affiliates, to consent to, or vote for, or otherwise cause or permit) Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan, any Sponsor Subsidiary, any Counterparty to an E&P Participation Agreement or any Production Payment Agreement or any other El Paso Party voluntarily to take any action of the type referred to in clause (a)(iii) or (b), or clause (c) insofar as such clause (c) refers to clause (a)(iii) or (b), of the definition of "VOLUNTARY BANKRUPTCY".

             (ii) Consent to, vote for, or otherwise cause (or permit any of its Affiliates, to consent to, or vote for, or otherwise cause) Mustang voluntarily to take any action of the type referred to in clause
         (a)(iii) or (b), or clause (c) insofar as such clause (c) refers to clause (a)(iii) or (b), of the definition of "VOLUNTARY BANKRUPTCY".

         (g) Principal Subsidiaries and Material Subsidiaries. Permit at any time any Sponsor Subsidiary, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan, any Intermediate Holder, any Underlying Business, or Clydesdale to be:

             (i) a Principal Subsidiary, a Restricted Subsidiary or a Material Subsidiary of El Paso; or

             (ii) directly owned by El Paso.

         (h) Consolidated Taxes. Notwithstanding the El Paso Natural Gas Company Income Tax Provision and Settlement Policy dated July 1, 1992 or any successor agreement or document (with respect to which El Paso, on its own behalf and on behalf of any affiliated party, hereby waives any right to payment as long as this Agreement is in effect), permit any Sponsor Subsidiary to pay any Consolidated Taxes (including, without limitation, any Consolidated Taxes attributable to such Sponsor Subsidiary) or to pay or reimburse El Paso, any Relevant El Paso Party or any other El Paso Affiliate for or in respect of any Consolidated Taxes (including, without limitation, any Consolidated Taxes attributable to such Sponsor Subsidiary).

         5.4. Reporting Requirements. (a) El Paso hereby covenants and agrees that, until the Collection Date, it will furnish to the Mustang the following:

             (i) Quarterly Reports. As soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of El Paso, a consolidated balance sheet of El Paso and its consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of El Paso and its consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as being fairly stated in all material respects by the chief financial officer, controller or treasurer of El Paso and accompanied by a certificate of such officer stating (A) whether or not such officer has knowledge of the occurrence of any El Paso Event that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute an El Paso Event and, if so, stating in reasonable detail the facts with respect thereto, (B) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not El Paso is in compliance with the requirements set forth in Sections 5.3(b) and (c), and (C) a listing of all Principal Subsidiaries and consolidated Subsidiaries of El Paso showing the extent of its direct and indirect holdings of their stocks.

             (ii) Annual Reports. As soon as publicly available and in any event within 120 days after the end of each fiscal year of El Paso, a copy of the annual report for such year for El Paso and its consolidated Subsidiaries containing financial statements for such year reported on by PricewaterhouseCoopers LLP or other nationally recognized independent public accountants accompanied by (A) a report signed by said accountants stating that such financial statements have been prepared in accordance with generally accepted accounting principles and (B) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any event of default (however described) under the El Paso Existing 3-Year Facility or the El Paso Existing 364-Day Facility that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute such an event of default.

             (iii) Compliance Certificate. Within 120 days after the close of each of El Paso's fiscal years, a certificate of the chief financial officer, controller or treasurer of El Paso stating (A) whether or not such chief financial officer, controller or treasurer has knowledge of the occurrence of any El Paso Event that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute such an El Paso Event and, if so, stating in reasonable detail the facts with respect thereto, (B) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not El Paso is in compliance with the requirements set forth in Sections 5.3(b) and (c) and (C) a listing of all Principal Subsidiaries and consolidated Subsidiaries of El Paso showing the extent of its direct and indirect holdings of their stocks.

             (iv) Public Reports. Promptly after the sending or filing thereof, copies of all publicly available reports that El Paso or any Principal Subsidiary sends to any of its security holders and copies of all publicly available reports and registration statements that El Paso or any Principal Subsidiary files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders.

             (v) Litigation. Promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving El Paso or any Principal Subsidiary except any litigation or proceeding that in the reasonable judgment of El Paso (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of El Paso and its consolidated Subsidiaries taken as a whole.

             (vi) Notice Event, Liquidating Event, Termination Event, Event of Default and Incipient Event. Promptly, but in any event no later than three Business Days, after an officer of El Paso or a Responsible Officer of the sole member or managing member, as applicable, of any Sponsor Subsidiary, has actual knowledge of such occurrence or such event becomes generally publicly known, a notice of the occurrence of any Notice Event, Liquidating Event, Termination Event, Event of Default or Incipient Event, and a notice setting forth details of the actions that El Paso and its Subsidiaries have taken or propose to take with respect thereto within ten Business Days after such officer or Responsible

         Officer obtains actual knowledge of such event or after such event becomes generally publicly known.

             (vii) ERISA Termination Event. As soon as practicable and in any event (A) within 30 days after El Paso or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause
         (a) of the definition of ERISA Termination Event with respect to any Plan has occurred and (B) within 10 days after El Paso or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the chief financial officer or treasurer of El Paso describing such ERISA Termination Event and the action, if any, which El Paso or such ERISA Affiliate proposes to take with respect thereto.

             (viii) Pension Benefit Guaranty Corporation Notices. Promptly and in any event within two Business Days after receipt thereof by El Paso or any ERISA Affiliate, copies of each notice received by El Paso or any ERISA Affiliate from the Pension Benefit Guaranty Corporation (or any successor) stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

             (ix) Actuarial Information. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan.

             (x) Multiemployer Plan. Promptly and in any event within five Business Days after receipt thereof by El Paso or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by El Paso or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA,
         (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or expected to be incurred, by El Paso or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above.

             (xi) Other Information. as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of El Paso or any Subsidiary of El Paso as any Indemnified Person may from time to time reasonably request.

         (b) Until the Debt Collection Date, El Paso will, on behalf of all Sponsor Subsidiaries, unless otherwise consented to in writing by the Equity Investor, the Administrative Agent, the Surety and the Majority Instructing Group, furnish to Mustang and, in the case of subsections (iii), (vii), (viii),
(ix) and (x) below, to the Sponsor Subsidiary Collateral Agent and, in the case of subsection (vi)(C) below, to the Designated Representative:

         (i) Annual Reports. Within 120 days after the end of each Sponsor Subsidiary's Fiscal Years beginning with the Fiscal Year ending December 31, 2001, the following:

             (A) a Compliance Certificate;

             (B) for such Fiscal Year and with respect to all of the Sponsor Subsidiaries and their respective consolidated Subsidiaries on a consolidated basis, combined audited consolidated (and, if more than one Intermediate Holder and/or Underlying Business is directly or indirectly owned by any Sponsor Subsidiary or Sponsor Subsidiaries, consolidating) balance sheets as of the last day of such Fiscal Year and the preceding Fiscal Year (if any) and combined audited consolidated (and, if more than one Intermediate Holder and/or Underlying Business is directly or indirectly owned by any Sponsor Subsidiary or Sponsor Subsidiaries, consolidating) income statements and statements of cash flows for such periods and the notes associated with each, for all Sponsor Subsidiaries and their respective consolidated Subsidiaries; and

             (C) an Operating Report in the form of Schedule 5.4(b) hereto.

         (ii) Quarterly Reports. Beginning with the Fiscal Quarter ending March 31, 2001, within 60 days after the end of each Fiscal Quarter in respect of the first three Fiscal Quarters of each Fiscal Year, copies of each of the following:

             (A) a Compliance Certificate;

             (B) for such Fiscal Quarter and with respect to all of the Sponsor Subsidiaries and their respective consolidated Subsidiaries on a consolidated basis, combined unaudited consolidated (and, if more than one Intermediate Holder and/or Underlying Business is directly or indirectly owned by any Sponsor Subsidiary or Sponsor Subsidiaries, consolidating) balance sheets as of the last day of such Fiscal Quarter and for the comparable quarter of the prior year (if any) and combined unaudited consolidated (and, if more than one Intermediate Holder and/or Underlying Business is directly or indirectly owned by any Sponsor Subsidiary or Sponsor Subsidiaries, consolidating) income statements and statements of cash flows for such Fiscal Quarter and, in respect of the first three Fiscal Quarters of each Fiscal Year, for the Fiscal Year to date, if any, ending on the last day of such Fiscal Quarter and for the comparable periods of the prior Fiscal Year (if any) for such Sponsor Subsidiary or Sponsor Subsidiaries and their respective consolidated Subsidiaries;

             (C) a certification by a Responsible Officer of El Paso that the statements and balance sheets described in Section 5.4(b)(ii)(B) are fairly stated in all material respects (subject to normal year-end adjustments); and

             (D) an Operating Report in the form of Schedule 5.4(b) hereto.

             (iii) Litigation. Promptly in writing, notice of all litigation and of all proceedings of the kind contemplated by Section 4.01(g) and Section 4.02(g) of the Sponsor Subsidiary Credit Agreement.

             (iv) Dispositions and Distributions. To the extent reasonably practicable to do so, 5 Business Days (or such lesser period as may be practicable) prior notice of any proposed Disposition, Distribution or voluntary prepayment of any A-Loan that would give rise to a prepayment under Section 2.05(b)(i), (ii), (iii), (iv), (v), (vii) or (viii) of the Sponsor Subsidiary Credit Agreement, and, to the extent it is not reasonably practicable to give such prior notice, El Paso shall give notice of any such Disposition, Distribution or prepayment immediately after such Disposition, Distribution or prepayment.

             (v) FERC Forms. Within 10 days after sending or filing thereof, a copy of FERC Form No. 2: Annual Report of Major Natural Gas Companies, sent or filed by any Sponsor Subsidiary, any Intermediate Holder or any Underlying Business relating to any Energy Investment held by any Sponsor Subsidiary to or with FERC with respect to each Fiscal Year.

             (vi) Reserve Reports. (A) On or before March 1 of each calendar year commencing March 1, 2001 and each other date required in connection with an E&P Borrowing Base Redetermination under Section 2.09(d) and
     Section 2.09(e) of the Sponsor Subsidiary Credit Agreement, a Reserve Report. Each Reserve Report delivered in connection with an E&P Borrowing Base Determination under Section 2.09(b) of the Sponsor Subsidiary Credit Agreement shall be calculated and dated as of the immediately preceding December 31 and each Reserve Report delivered in connection with an E&P Borrowing Base Redetermination under Section 2.09(d) or Section 2.09(e) of the Sponsor Subsidiary Credit Agreement shall be dated as of the date of the applicable Redetermination Notice.

             (B) With the delivery of each Reserve Report, a certificate from a Responsible Officer of El Paso confirming that the representations and warranties set forth in Section 4.03(a) of the Sponsor Subsidiary Credit Agreement are correct in all material respects. Such certificate shall attach details of each acquisition and Disposition described in Section 2.09(e) of the Sponsor Subsidiary Credit Agreement made since delivery of the last Reserve Report.

             (C) With the delivery of each Reserve Report, a certificate from a Responsible Officer of El Paso setting forth whether the total Proved Reserves from Subject Interests and E&P Participation Properties reflected in such Reserve Report has increased or decreased by more than 10% with respect to the Proved Reserves reflected in the Reserve Report delivered in connection with the determination of the E&P Borrowing Base on the date hereof or, after the Designated Representative has approved or consented to an E&P Borrowing Base following the delivery of a certificate in the affirmative pursuant to this clause (C), the Reserve Report relating to the E&P Borrowing Base most recently approved or consented to by the Designated Representative immediately following the delivery of a certificate in the affirmative pursuant to this clause (C).

             (vii) Notice of Redetermination Threshold. Notice of the attainment of the Redetermination Threshold promptly after any acquisition or Disposition referred to in Section 2.09(e) of the Sponsor Subsidiary Credit Agreement which causes such Redetermination Threshold to be attained.

             (viii) Notices Under the E&P Participation Agreements and Production Payment Agreements Receivables. Upon request by Mustang, a copy of any notice, demand or other document furnished to any Sponsor Subsidiary, Lipizzan, Noric or Noric LP under any E&P Participation Agreement or any Production Payment Agreement to which any Sponsor Subsidiary, Lipizzan, Noric or Noric LP is a party.

             (ix) A-Loans. Upon request by Mustang at any time, notice of aggregate relative amount of the A-Loans at such time. Such notice may comprise a copy of the grids attached to the A-Loan Notes.

             (x) E&P Participation Properties. Upon request by Mustang, a copy of each Exhibit A to each E&P Participation Agreement to which Noric, Noric LP or a Sponsor Subsidiary is a party.

             (xi) [Intentionally Omitted]

             (xii) Production Payments. Upon request by Mustang, a copy of each Exhibit A to each Production Payment Agreement and Schedule 1 to each Production Payment Conveyance.

             (xiii) Other Information. As promptly as is reasonably practicable, such other information relating to the business, financial condition, operations, performance or properties of any Sponsor Subsidiary, each Transaction Asset, each Intermediate Holder and each Underlying Business in the possession or control of any Sponsor Subsidiary, as reasonably requested in writing by Mustang (such written request to identify this Section 5.4(b)(xiii)).

             (c) El Paso shall furnish to Mustang, on behalf of Clydesdale, the following:

             (i) Annual Reports. Within 120 days after the end of each Fiscal Year beginning with the Fiscal Year ended December 31, 2000, the following:

                 (A) a Compliance Certificate;

                 (B) for each Fiscal Year, audited balance sheets as of the last day of such Fiscal Year and the preceding Fiscal Year (if any) and audited income statements and statements of cash flows for such periods and the notes associated with each, for Clydesdale; and

                 (C) a statement of such Clydesdale Partner's Capital Account balances at the end of the Fiscal Year and a statement of the changes therein since the end of the prior Fiscal Year (if any).

             (ii) Quarterly Reports. Within 60 days after the close of each Fiscal Quarter (other than the final Fiscal Quarter of any Fiscal Year) the following:

                 (A) unaudited statements of cash flows of Clydesdale for such
             Fiscal Quarter;

                 (B) balance sheets of Clydesdale as of the end of such Fiscal
             Quarter and for the comparable quarter of the prior Fiscal Year (if any);

                 (C) income statements of Clydesdale for such Fiscal Quarter, for the year to date ending such Fiscal Quarter and for the comparable periods of the prior Fiscal Year (if any);

                 (D) a Compliance Certificate; and

                 (E) a certification by a Responsible Officer of El Paso that the statements described in Sections 5.4(c)(ii)(A) and (C) and
             (iii) and the balance sheets referred to in Section 5.4(c)(ii)(B) are fairly stated in all material respects.

Each balance sheet and other financial statement furnished pursuant to Section 5.4(a)(i) or (ii) shall contain comparative financial information that conforms to the presentation required in Forms 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended. The accounts, financial statements, financial reports, and other financial information to be provided pursuant to
Section 5.4(b) or (c) shall be prepared in accordance with GAAP; provided that there shall be no requirement to provide footnotes to unaudited financial statements.

         5.5. Restrictions on Material Subsidiaries. El Paso will not, and will not permit any Material Subsidiary to, enter into any agreement or understanding
(a) pursuant to which any non-equity interest claim El Paso may have against any Material Subsidiary would be subordinate in any manner to the payment of any other obligation of such Material Subsidiary (other than waivers or subordination of subrogation, contribution or similar rights under Guaranties and similar agreements) or (b) that by its terms limits or restricts the ability of such Material Subsidiary to make funds available to El Paso (whether by dividend or other distribution, by replacement of any inter-company advance or otherwise) if, in any such case referred to in this Section 5.5, there is, at the time any such agreement is entered into, a reasonable likelihood that all such agreements and understandings, considered together, would materially and adversely affect the ability of El Paso to meet its obligations as they become due.

                                   SECTION 6

                                  MISCELLANEOUS

         6.1. Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure by El Paso herefrom, shall in any event be effective unless the same shall be in writing and signed by Mustang and El Paso. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure. Any such amendment, waiver or consent signed by Mustang shall be binding on all Indemnified Persons.

         6.2. Addresses for Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient s normal business hours if during a Business Day, or, if not, on the next succeeding Business
Day), if sent by facsimile (followed by a hard copy of the facsimiled communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, if to El Paso, at its address at c/o El Paso Corporation, 1001 Louisiana Street, Houston, TX 77002, Attention: Chief Financial Officer, Facsimile No.: 713 420 4975, if to Mustang, at its address specified in Section 2.2 of the Clydesdale Partnership Agreement, and if to any other Indemnified Person, at its address specified by notice given in the manner provided herein to each other Person entitled to receive notice hereunder, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice hereunder.

         6.3. No Waiver; Cumulative Remedies. No failure on the part of any Indemnified Person to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

         6.4. Waiver of Jury Trial. EL PASO AND, BY ACCEPTING THE BENEFITS HEREOF, EACH INDEMNIFIED PERSON, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         6.5. Jurisdiction, Etc. (a) El Paso hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by any Indemnified Person in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement (such claims and causes of action, collectively, being "PERMITTED CLAIMS"), and El Paso hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. El Paso hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. El Paso hereby irrevocably appoints CT Corporation System (the "PROCESS AGENT"), with an office on the date hereof at 111 8th Avenue, New York, New York 10011, as its agent to receive on behalf of El Paso and its property service of copies of the summons and complaint and any other process which may be served by any Indemnified Person in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to El Paso by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Process Agent at the Process Agent's above address and (ii) at El Paso's address specified pursuant to Section 6.2, and El Paso hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. El Paso agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

         (a) Nothing in this Section 6.5 shall affect the right of any Indemnified Person to serve legal process in any other manner permitted by Applicable Law or affect any right otherwise existing of any Indemnified Person to bring any action or proceeding against El Paso or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims.

         6.6. Assignment. All covenants and other agreements and obligations in this Agreement shall (a) be binding upon El Paso and its successors, but El Paso may not assign its obligations hereunder without the consent of Mustang, except pursuant to a merger or consolidation not prohibited by Section 5.3(e), and (b) inure to the exclusive benefit of, and be enforceable by, Mustang and any Indemnified Person.

         6.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         6.8. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

         6.9. Survival of Representations, Warranties and Indemnities; Entire Agreement. All representations, warranties and indemnities and undertakings to pay costs and expenses contained herein or made by or on behalf of El Paso, as the case may be, in connection herewith or in connection with the Operative Documents shall survive (a) the execution and delivery of this Agreement, (b) the completion of the performance by (i) any Sponsor Subsidiary of the Sponsor Subsidiary Obligations, (ii) any Sponsor Subsidiary Member of the Sponsor Subsidiary Member Obligations, (iii) Appaloosa of the Appaloosa Obligations,
(iv) any Counterparty to an E&P Participation Agreement or a Production Payment Agreement of the E&P Asset Counterparty Obligations, (v) any El Paso Party of the Hydrocarbon Sales Contract Obligations, (vi) each other El Paso Party of its Obligations under the Operative Documents to which it is a party, (vii) Noric of the Noric Obligations, (viii) Palomino of the Palomino Obligations, (ix) Paso Fino of the Paso Fino Obligations, (x) Noric LP of the Noric LP Obligations,
(xi) Lusitano of the Lusitano Obligations or (xii) Lipizzan of the Lipizzan Obligations, and (c) the Transfer (whether or not such Transfer was a permitted Transfer) by (A) Noric Holdings of all or a portion of its Clydesdale Class A Limited Partnership Interest or any termination of its status as a Clydesdale Class A Limited Partner, (B) Appaloosa of all or a portion of its Clydesdale General Partnership Interest or any termination of its status as a

Clydesdale General Partner, (C) Noric Holdings I of all or a portion of its Clydesdale Class A Limited Partnership Interest or any termination of its status as a Clydesdale Class A Limited Partner (D) Noric Holdings I of all or a portion of its Noric Class A Membership Interest or any termination of its status as the Noric Class A Member, (E) Clydesdale of all or a portion of its Noric Class B Membership Interest or any termination of its status as the Noric Class B Member, (F) any Sponsor Subsidiary Member of all or a portion of its interest in any Sponsor Subsidiary or any termination of its status as a Sponsor Subsidiary Member, (G) Noric of all or a portion of its Palomino Membership Interest or Paso Fino Membership Interest or any termination of its status as the Palomino Member or Paso Fino Member, (H) Palomino of all or a portion of its Noric LP General Partnership Interest or any termination of its status as the Noric LP General Partner, (I) Paso Fino of all or a portion of its Noric LP Limited Partnership Interest or any termination of its status as the Noric LP Limited Partner, (J) Noric Holdings IV of all or a portion of its Lusitano Membership Interest or Lipizzan Limited Partner Interest or any termination of its status as the Lusitano Member or Lipizzan Limited Partner or (K) Lusitano of all or a portion of its Lipizzan General Partnership Interest or any termination of its status as the Lipizzan General Partner, and may be relied upon by any Indemnified Person, regardless of any investigation made at any time by or on behalf of any Indemnified Person or any such assignee.

         6.10. Severability. Every provision of this Agreement that is prohibited by or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         6.11. No Third-Party Beneficiaries. This Agreement is intended for the exclusive benefit of the Indemnified Persons and no other Person shall have any rights hereunder, whether as a third-party beneficiary or otherwise.

         6.12. Obligations Absolute. (a) To the fullest extent permitted under Applicable Law, El Paso covenants and agrees that its obligations hereunder will be performed strictly in accordance with the terms of this Agreement, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting the ability of any El Paso Party to perform its obligations under any Operative Document or the rights of any Indemnified Person with respect thereto.

         (b) To the fullest extent permitted under Applicable Law, any action or actions may be brought hereunder by any Indemnified Person without the necessity of joining any prior or other Indemnified Person in such action or actions. To the fullest extent permitted under Applicable Law, the liability of El Paso under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and El Paso hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

         (i) Any change in the time, manner or place of performance, or in any other term, of all or any of the Obligations of El Paso or any El Paso Party under any other Operative Document, or any other amendment, supplement or waiver of or any consent to departure from any of the Operative Documents, including any increase in or modification of the Obligations of El Paso or any El Paso Party thereunder, or the dissolution of any of the El Paso Parties;

         (ii) Any change, restructuring or termination of the corporate, limited liability company, or partnership structure, as the case may be, or in the existence or ownership of any of the El Paso Parties;

         (iii) Any act or omission of any Indemnified Person or any prior or subsequent Indemnified Person hereunder (other than any written amendment or waiver of, or consent to departure from, this Agreement meeting the requirements of Section 6.1 and except to the extent contemplated by
     Section 3.4);

         (iv) Any failure of any Indemnified Person to disclose to El Paso any information relating to the financial condition, operations, properties or prospects of Clydesdale, Noric, Palomino, Paso Fino, Noric LP, Lusitano, Lipizzan, Appaloosa, any Mustang El Paso Member, any Sponsor Subsidiary or any Sponsor Subsidiary Member now or in the future known to any Indemnified Person (El Paso waiving any duty on the part of each Indemnified Person to disclose such information);

         (v) Any lack of validity or unenforceability of any of the Sponsor Subsidiary Obligations, the Sponsor Subsidiary Member Obligations, the Appaloosa Obligations, the E&P Asset Counterparty Obligations, the Hydrocarbon Sales Contract Obligations, the Noric Obligations, the Palomino Obligations, the Paso Fino Obligations, the Noric LP Obligations, the Lusitano Obligations or the Lipizzan Obligations;

         (vi) Any Sponsor Subsidiary Obligation, Sponsor Subsidiary Member Obligation, Appaloosa Obligation, E&P Asset Counterparty Obligation, Noric Obligation, Palomino Obligation, Paso Fino Obligation, Noric LP Obligation, Lusitano Obligation or Lipizzan Obligation being unenforceable or not allowable due to the existence of a Bankruptcy involving any Sponsor Subsidiary, any Sponsor Subsidiary Member, Appaloosa, any Counterparty to an E&P Participation Agreement or any Production Payment Agreement, Noric, Palomino, Paso Fino, Noric LP, Lusitano or Lipizzan; or

         (vii) Any other circumstance (including any statute of limitations or any existence of or reliance on any representation by any Indemnified Person) that might otherwise constitute a defense available to, or a discharge of, any of the El Paso Parties or El Paso or a guarantor or indemnitor generally other than payment and performance when due.

         (c) El Paso's obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by El Paso or any El Paso Party in satisfaction of any of the obligations of El Paso or any El Paso Party under the Operative Documents is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of El Paso or any El Paso Party, or any Subsidiary of such Person, or otherwise, all as though such payment had not been made.

         6.13. Waiver. Subject to the provisions of Section 3, El Paso hereby waives (to the extent it may do so under Applicable Law) promptness, diligence, and any notice from any Indemnified Person with respect to any of El Paso's obligations under this Agreement and any requirement that any Indemnified Person exhaust any right or take any action against any of the El Paso Parties or any other Person.

         6.14. Subrogation. Until indefeasible payment in full of (a) El Paso's obligations hereunder, (b) the Sponsor Subsidiary Obligations, and (c) any other obligations of any other El Paso Party under the Operative Documents, El Paso hereby waives any rights that it may acquire by way of subrogation hereunder, by any payment made hereunder or otherwise. If any amount shall be paid to El Paso on account of such subrogation rights at any time prior to such obligations having been paid in full, such amount shall be held in trust for the benefit of the relevant Indemnified Person and shall forthwith be paid to such Indemnified Person to be credited and applied to any such obligations, whether matured or unmatured, in accordance with the terms hereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, El Paso has caused this Agreement to be duly executed and delivered by its officer or other duly authorized signatory thereunto duly authorized as of the date first above written.



                                       EL PASO CORPORATION



                                       By: /s/ John J. Hopper
                                           -------------------------------------
                                           Name:  John J. Hopper
                                           Title: Vice President and Treasurer

ACKNOWLEDGED:

MUSTANG INVESTORS, L.L.C.,

By:      Dongola, Inc., as its Managing Member


By /s/ James A. Hanley
   -------------------------
     Name:  James A. Hanley
     Title: Vice President

                                  EXHIBIT A TO
                                EL PASO AGREEMENT

                                   DEFINITIONS

         "ADMINISTRATIVE AGENT" has the meaning set forth in the Mustang Credit Agreement.

         "APA PURCHASERS" has the same meaning as "Purchaser" in the Mustang Credit Agreement.

         "APA PURCHASERS OFFERING MATERIALS" means any information memorandum prepared for the prospective APA Purchasers in connection with the syndication of the commitments under the Mustang Credit Agreement, together with any amendments, supplements or exhibits thereto and any other materials or documents prepared for the prospective APA Purchasers in connection with the syndication of the commitments under the Mustang Credit Agreement, in each case in form and substance approved in writing by El Paso.

         "APPALOOSA OBLIGATIONS" has the meaning set forth in Section 3.1(c) of the El Paso Agreement.

         "COLLATERAL AGENT" has the meaning set forth in the Mustang Credit Agreement.

         "CXC" shall mean CXC, LLC a Delaware limited liability company.

         "DISCLOSURE QUALIFICATION" shall mean that (i) no representation, warranty or covenant is made with respect to any information concerning the Surety, CNAI, any APA Purchaser, the Administrator, the Clydesdale Custodian, the Noric Custodian, the Sponsor Subsidiary Collateral Agent or Mustang, any other lender, collateral agent, credit enhancer or surety provider to or for, or any direct or indirect members of, Mustang (other than any member that is an Affiliate of El Paso), or any Affiliates or agents or other representatives of any of the foregoing, (ii) no representation, warranty or covenant is made with respect to any Financial Projections, Securitization Information or Third Party Information, (iii) no representation, warranty or covenant is made with respect to the terms or effects of or any Person's rights or obligations under any agreement or document other than the Operative Documents to which El Paso or an Affiliate of El Paso is a party and any documents with respect to any Transaction Assets, and (iv) any representation, warranty or covenant that is stated to be subject to the Disclosure Qualification in any Offering Materials is subject to the foregoing clauses (i) to (iii) and to the additional qualifications, assumptions and disclaimers set forth in such Offering Materials.

         "E&P ASSET COUNTERPARTY OBLIGATIONS" has the meaning set forth in
Section 3.1(d) of the El Paso Agreement.

         "EQUITY INVESTOR" means each "Equity Participant" under and as defined in the Mustang Company Agreement.

         "EQUITY INVESTORS OFFERING MATERIALS" means the information memorandum (if any) prepared for the prospective equity investors whether such information memorandum is prepared solely for such equity investor or for the APA Purchaser or both, together with any amendments, supplements, or exhibits thereto and any other materials or documents prepared for the prospective equity investors, in connection with the sale of the Mustang Member Interests under the Mustang Company Agreement, in each case in form and substance as approved in writing by El Paso.

         "ESCROW AGENT" shall mean Citicorp North America, Inc. or any successor escrow agent appointed pursuant to the terms of the Escrow Agreement and acting as such pursuant to the Escrow Agreement.

         "ESCROW AGREEMENT" means the Escrow Agreement, dated as of May 9, 2000, among El Paso, Clydesdale, Mustang, Citicorp North America, Inc. and the Escrow Agent.

         "ESCROWED DOCUMENT" has the meaning set forth in the Escrow Agreement.

         "FINANCIAL PROJECTIONS" shall mean (a) any forward looking statement (as defined in Rule 175 under the Securities Act), (b) any prospective financial statement, financial forecast or financial projection (as defined in guidelines published by the American Institute of Certified Public Accountants) and (c) any information under the heading "Financial Forecasts and Assumptions" (or any summary thereof), in each case included in (including as an exhibit to) any Offering Materials.

         "HYDROCARBON SALES CONTRACT OBLIGATIONS" has the meaning set forth in
Section 3.1(e) of the El Paso Agreement.

         "INDEMNIFIED PERSON" means Mustang, the Administrative Agent, the Mustang Collateral Agent, each Lender, each APA Purchaser, each agent for the APA Purchasers, the Surety, Lord Securities, the Residual Credit Enhancer, the Sponsor Subsidiary Collateral Agent, the Administrator, the Clydesdale Custodian, the Noric Custodian, any Appraiser, each Equity Investor and any successor and permitted assignee of any such Person (whether pursuant to an assignment for security or otherwise, but excluding any assignee for security of any Equity Investor) and the direct and indirect members, partners, shareholders and other equity or residual interest holders of any of the foregoing, and each of the respective directors, officers, trustees, managers, employees, administrators and agents of any of the foregoing.

         "INDEMNIFIED PROCEEDING" has the meaning set forth in Section 3.5 of the El Paso Agreement.

         "LENDER" has the meaning set forth in the Mustang Credit Agreement.

         "LIPIZZAN OBLIGATIONS" has the meaning set forth in Section 3.1(k) of the El Paso Agreement.

         "LUSITANO OBLIGATIONS" has the meaning set forth in Section 3.1(j) of the El Paso Agreement.

         "MUSTANG COLLATERAL AGENT" means the "Collateral Agent" as such term is defined in the Mustang Credit Agreement.

         "MUSTANG COMPANY AGREEMENT" means the Amended and Restated Company Agreement of Mustang Investors, L.L.C., originally dated as of April 28, 2000, and amended and restated as of May 9, 2000, December 15, 2000 and July 19, 2002, among Mustang Holdings, L.L.C., each Equity Investor, Dongola, Inc., Lord Securities and the Mustang El Paso Member.

         "MUSTANG CREDIT AGREEMENT" means the Amended and Restated Credit and Security Agreement, originally dated as of May 9, 2000 and amended and restated as of December 15, 2000, June 29, 2001, November 7, 2001 and July 19, 2002, among Mustang, CXC as the initial SC Lender and Citicorp North America, Inc., as administrative agent, as RCE Agent (as therein defined), as Escrow Agent (as therein defined) and as collateral agent.

         "MUSTANG EL PASO MEMBER" means Shetland.

         "MUSTANG LOAN DOCUMENTS" has the same meaning as "Loan Documents" in the Mustang Credit Agreement.

         "MUSTANG MEMBER INTEREST" has the meaning set forth for the term "Member Interest" in the Mustang Company Agreement.

         "PALOMINO OBLIGATIONS" has the meaning set forth in Section 3.1(g) of the El Paso Agreement.

         "PASO FINO OBLIGATIONS" has the meaning set forth in Section 3.1(h) of the El Paso Agreement.

         "NORIC LP OBLIGATIONS" has the meaning set forth in Section 3.1(i) of the El Paso Agreement.

         "OFFERING MATERIALS" means each of the Equity Investors Offering Materials and the APA Purchasers Offering Materials.

         "OPERATIVE DOCUMENTS" means all of the "Operative Documents" as defined in Exhibit A to the Clydesdale Partnership Agreement and the Tax Indemnity Agreement.

         "PURCHASE AMOUNT" has the meaning set forth in the Purchase Option Agreement.

         "PURCHASE CLOSING DATE" has the meaning set forth in the Purchase Option Agreement.

         "PURCHASE DEFAULT" has the meaning set forth in the Purchase Option Agreement.

         "PURCHASE EXERCISE DATE" has the meaning set forth in the Purchase Option Agreement.

         "PURCHASE EXERCISE NOTICE" has the meaning set forth in the Purchase Option Agreement.

         "PURCHASE OPTION PERIOD" has the meaning set forth in the Purchase Option Agreement.

         "RELEVANT EL PASO PARTY" has the meaning set forth in Section 2.1 of the El Paso Agreement.

         "RESIDUAL CREDIT ENHANCER" means Royal Bank of Canada or any other provider of "Residual Credit Enhancement" (as defined in the Mustang Credit Agreement).

         "SC LENDER" has the meaning set forth in the Mustang Credit Agreement.

         "SECURITIZATION INFORMATION" shall mean any information included in any Offering Materials concerning (a) the Asset Purchase Agreement, (b) the Insurance Agreement, (c) the Residual Credit Enhancement Agreement, (d) the Administration Agreement, (e) the Mustang Credit Agreement, (f) the Investor Note (as defined in the Mustang Credit Agreement), (g) the Surety Bond (as defined in the Mustang Credit Agreement), (h) any other contract, agreement or instrument entered into in connection with the Transactions by any other lender, credit enhancer or surety provider to or for, or any direct or indirect members of, Mustang (other than any Mustang Member that is an Affiliate of El Paso) or
(i) any Person who is a party to any of the foregoing contracts, agreements or instruments or any of the transactions contemplated thereby, other than any such contract, agreement or instrument (excluding any consents entered into in connection with the Transactions) to which (1) El Paso, (2) Noric Holdings, any other Sponsor Subsidiary, Noric, Palomino, Paso Fino, Noric LP or Clydesdale or
(3) any other Affiliate of El Paso is a party and, in each case above in this clause (i), any Affiliates or agents or other representatives of any such non-excluded Persons.

         "SPONSOR SUBSIDIARY MEMBER OBLIGATIONS" has the meaning set forth in
Section 3.1(b) of the El Paso Agreement.

         "SPONSOR SUBSIDIARY OBLIGATIONS" has the meaning set forth in Section 3.1(a) of the El Paso Agreement.

         "SURETY" has the meaning given to the term "Surety Provider" in the Mustang Credit Agreement.

         "SYNDICATION DATE" means the date on which the closing of the syndication of the commitments of the APA Purchasers occurs, as notified to El Paso by the Administrative Agent.

         "TAX INDEMNITY AGREEMENT" means the Amended and Restated Tax Indemnity Agreement, originally dated as of May 9, 2000 among El Paso and the Class A Members of Mustang.

         "THIRD PARTY INFORMATION" shall mean any information included in an Information Memorandum (a) that is available from generally recognized public sources or (b) for which the source is any separately identified third party source or any other Person not affiliated with or acting as agent or representative for El Paso or any Affiliate of El Paso.